UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OceanFirst Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

(732) 240-4500

April 1, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of OceanFirst Financial Corp. (the “Company”), the holding company for OceanFirst Bank. The Annual Meeting will be held on Thursday, May 5, 2011, at 10:00 a.m., Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742.

The Notice of Annual Meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the Annual Meeting. The Company’s directors and officers, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting to respond to appropriate questions.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. You may still vote your shares by proxy by signing and returning the enclosed proxy card promptly.

On behalf of the Board of Directors and all of the employees of the Company and OceanFirst Bank, we thank you for your continued interest and support.

Sincerely yours,

John R. Garbarino
Chairman

OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Thursday, May 5, 2011.

PLACE	The Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

ITEMS OF BUSINESS	(1) The election of three directors of the Company;

(2) The approval of the OceanFirst Financial Corp. 2011 Stock Incentive Plan;

(3) The approval of the OceanFirst Financial Corp. 2011 Cash Incentive Compensation Plan;

(4) The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

(5) An advisory vote on executive compensation as disclosed in these materials;

(6) An advisory selection of the frequency of the advisory vote on executive compensation; and

(7) Such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 9, 2011.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or voting instruction card. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Steven J. Tsimbinos
Corporate Secretary

NOTE: Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

OCEANFIRST FINANCIAL CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2011

This proxy statement is being furnished to stockholders of OceanFirst Financial Corp. (the “Company”) the holding company of OceanFirst Bank (the “Bank”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, May 5, 2011, at 10:00 a.m. Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742 and at any adjournment or postponement of the Annual Meeting. The Annual Report of Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2010, accompanies this proxy statement. This proxy statement is first being mailed to record holders on or about April 1, 2011.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on March 9, 2011. As of the close of business on that date, a total of 18,842,816 shares of the Company’s common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in Article Fourth of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Annual Meeting

If you are a beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding common shares entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and casts an “uninstructed” vote.

In voting on Proposal 1, the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Broker non-votes may not be counted as votes cast in the election of directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on Proposal 2, the OceanFirst Financial Corp. 2011 Stock Incentive Plan, Proposal 3, the OceanFirst Financial Corp. 2011 Cash Incentive Compensation Plan, Proposal 4, ratification of the appointment of KPMG LLP as the independent registered public accounting firm, and Proposal 5, the advisory vote on executive compensation, you may vote in favor of any of those proposals, against any of those proposals or abstain from voting. To be approved, these matters require the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting.

In voting on Proposal 6, the advisory selection of the frequency of the advisory vote on executive compensation, you may select any of the three alternatives: (1) every year, (2) every two years or (3) every three years, or abstain from voting. The alternative receiving the highest number of votes will be the non-binding selection of the stockholders. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting.

Voting by Proxy; Revocation of Proxy; Board Recommendations

This proxy statement is being sent to you by the Company’s Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends the following votes:

•	“FOR” each of the nominees for director;

•	“FOR” the 2011 Stock Incentive Plan;

•	“FOR” the 2011 Cash Incentive Compensation Plan;

•	“FOR” ratification of KPMG LLP as the independent registered public accounting firm;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials; and

•	“FOR” a frequency of future advisory votes on executive compensation every three years.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee, that accompanies this proxy statement.

Interest of Management and Directors in Matters to be Acted Upon

Management and directors of the Company have an interest in the matters that will be acted upon that are different from the interests of other shareholders as follows:

•	Proposal 2. The adoption of the 2011 Stock Incentive Plan will allow stock options and restricted stock awards to be granted to management and outside directors.

•

Proposal 3. The adoption of the 2011 Cash Incentive Compensation Plan will allow the continuation of a cash incentive plan under which employees, including executive officers, may be granted cash incentive based upon reaching predetermined performance criteria.

The Board of Directors has taken the above interests into account in recommending that stockholders approve Proposals 2 and 3.

Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

Participants in the OceanFirst Bank Employee Stock Ownership Plan or the OceanFirst Bank Matching Contribution Employee Stock Ownership Plan (collectively the “ESOP”), or the OceanFirst Bank Retirement Plan, (the “401(k) Plan”), will receive a voting instruction form for each plan that reflects all shares they may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning voting instructions to each plan’s trustee is April 29, 2011.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT THE COMPANY’S PROXY SOLICITOR, GEORGESON INC., BY CALLING TOLL FREE AT (866) 821-2614.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

The Company has adopted a Corporate Governance Policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;

(2)	the composition and operation of the Board of Directors;

(3)	the establishment and operation of Board committees;

(4)	convening executive sessions of independent directors;

(5)	succession planning;

(6)	the Board of Directors’ interaction with management; and

(7)	the evaluation of the performance of the Board of Directors, its committees and of the Chief Executive Officer.

In accordance with the Corporate Governance Policy, at least a majority of the directors on the Board must be “independent directors” as defined in the listing requirements of the Nasdaq Stock Market.

Board Leadership Structure. The Board is led by the Chairman of the Board, John R. Garbarino. Mr. Garbarino also serves as the Chief Executive Officer of the Company. The Board believes that, because of Mr. Garbarino’s leadership and experience, having combined roles of Chairman and CEO provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, and alignment on corporate strategy. In 2010, the Company separated the position of President from Chief Executive Officer in part to provide Mr. Garbarino with a greater ability to focus on Board leadership and management oversight. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	the establishment of an independent lead director (“Lead Director”);

•

executive sessions of the independent directors at least twice per year to discuss, among other matters, the performance of the CEO, management succession planning and such other matters as the independent directors deem appropriate;

•	the opportunity at each regularly scheduled Board meeting to enter into executive session if desired by the independent directors;

•	the independence of seven of eight of the Board members;

•	the Stock Ownership Guidelines for directors and proxy officers discussed below;

•	annual performance evaluation of the Chairman and CEO by the independent directors; and

•	the Company’s Board Committees are comprised entirely of independent members.

The Company’s Corporate Governance Policy provides that the Chairman of the Corporate Governance/Nominating Committee, currently Mr. John E. Walsh, shall also serve as the Lead Director. The Corporate Governance Policy provides that the duties of the Lead Director include assisting the Board in assuring compliance with and implementation of the Company’s Corporate Governance Policy, coordinating the agenda for and moderating sessions of the Board’s independent directors, and acting as principal liaison on certain issues between the independent and inside directors, including the Chairman of the Board, as applicable.

While the Board believes that the current leadership structure is best suited for the Company, it recognizes that other leadership models in the future might be appropriate, depending on the circumstances. Accordingly, the Board periodically reviews its leadership structure.

Stock Ownership Guidelines. Effective February 21, 2007, upon the recommendation of the Corporate Governance/Nominating Committee, the Board adopted the stock ownership guidelines (“Guidelines”) for non-employee directors and those executive officers named in the proxy statement (“proxy officers”). The Guidelines were adopted to better align the interests of the non-employee directors and those executive officers named in the proxy statement with those of the Company’s stockholders. The Guidelines provide that each non-employee director must own shares of the Company’s common stock with a market value of at least three times the value of the combined annual director retainers received from the Company and the Bank. Current directors are expected to attain the minimum ownership within three years of adoption of the Guidelines. Newly elected directors must meet the Guidelines within three years of first being elected and qualified. For purposes of the Guidelines, the following shares count towards meeting the ownership requirements: (1) shares beneficially owned by the director and by immediate family members sharing the same household; (2) vested and unvested restricted stock awards; (3) shares acquired upon the exercise of stock options; and (4) shares held in trust where the director or an immediate family member is the beneficiary. Until the Guidelines are met, all retainers will be paid in Company stock, and a director must retain the net shares delivered upon the vesting of restricted share awards or the exercise of stock options. Once achieved, the ownership guidelines must continue to be met during the period the director serves on the Board.

Similarly, the Guidelines require the Chief Executive Officer to own Company stock with a market value of at least five times his annual base salary. The other proxy officers must own Company stock with a market value of at least three times their annual base salary. Each officer must meet the share ownership requirements within the later of five years of the Guidelines’ adoption or the officer having become a proxy officer. Shares that count towards the Guidelines’ requirement include those shares listed under the directors share ownership requirements with the addition of shares held in the officer’s ESOP and 401(k) account and the value of vested and unvested stock options, where such value is calculated as the cumulative expense recognized by the Company on its financial statements.

Board Role in the Oversight of Risk

Under the Company’s Corporate Governance Policy, the business and affairs of the Company are managed by the officers under the direction of the Board. The Board is charged with providing oversight of the Company’s risk management processes. The Audit Committee is primarily responsible for overseeing the risk management function at the Company on behalf of the Board. In carrying out its responsibilities, the Audit Committee works closely with the Company’s Chief Risk Officer and other officers of the Company involved in risk management. The Audit Committee meets at least quarterly with executive management, the Chief Risk Officer, the internal auditor and the independent registered public accounting firm and receives a comprehensive report on risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Audit Committee also receives updates between meetings, as may be necessary, from the Chief Risk Officer, the Chief Executive Officer, the President, the Chief Financial Officer and other members of management relating to risk oversight matters. The Audit Committee provides a report to the full Board on at least a quarterly basis. In addition, each quarter, the Audit Committee will discuss with management and the independent registered public accountant their review of the Company’s financial statements and significant findings based upon the independent registered public accounting firm’s review. The Company’s Chief Risk Officer performs a risk-based assessment of each of the Bank’s products, services, operations and regulatory requirements to determine the overall risk to the Bank. The Chief Risk Officer’s compliance report, including the latest risk-based assessment, is provided annually to the Board. In addition, the Human Resources/Compensation Committee reviews with the Chief Risk Officer the Company’s compensation plans for all employees, including the CEO and other proxy officers, to ensure that these plans do not encourage taking unnecessary and excessive risks that would threaten the value of the Company.

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that all directors, executive officers and employees of the Company and Bank, meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that all directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, all directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. Board members are encouraged to attend all Board and Committee meetings. Their attendance and performance are among the criteria considered for re-nomination to the Board of Directors. During the fiscal year ended December 31, 2010, the Company’s Board of Directors held 11 meetings. All of the Directors of the Company attended at least 75% of the Board meetings and the committee meetings held on which such Directors served during the fiscal year ended December 31, 2010. The Board of Directors of the Company maintains an Audit Committee, a Human Resources/Compensation Committee and a Corporate Governance/Nominating Committee.

Committees of the Board of Directors

The following table identifies the standing committees and their members as of December 31, 2010.

Director	Audit Committee		Corporate Governance/ Nominating Committee		Human Resources/ Compensation Committee
Joseph J. Burke	X	*	X
Angelo Catania	X
John W. Chadwick
Carl Feltz, Jr.			X		X
Donald E. McLaughlin	X
Diane F. Rhine					X	*
John E. Walsh			X	*	X

Number of Meetings in 2010	6		3		5

*	Chairperson

Audit Committee. The Board of Directors has a separately-designated standing Audit Committee for the Company and Bank established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). Each member of the Audit Committee is “independent” in accordance with the listing standards of the Nasdaq Stock Market (“Nasdaq”). The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board has determined that Joseph J. Burke, the Audit Committee Chairman, Angelo Catania and Donald E. McLaughlin are “audit committee financial experts” under the Rules of the Securities and Exchange Commission (the “Commission”). The report of the Audit Committee required by the Rules of the Commission is included in this proxy statement. See “Proposal 4–Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee of the Company takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Corporate Governance/Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board. Each member of the Corporate Governance/Nominating Committee is independent in accordance with Nasdaq listing standards. The chairman of the Corporate Governance/Nominating Committee functions as Lead Director.

The Corporate Governance/Nominating Committee acts under a written Charter and the Corporate Governance Policy adopted by the Board of Directors, which are available on the Company’s website (www.oceanfirst.com). The procedures of the Corporate Governance/Nominating Committee required to be disclosed by the Commission rules are included in this proxy statement. See “Corporate Governance/Nominating Committee Procedures.”

Human Resources/Compensation Committee. The Human Resources/Compensation Committee of the Company and the Bank (the “Compensation Committee”) meets to establish compensation for the executive officers and to review the incentive compensation program when necessary. The Compensation Committee acts under a written Charter adopted by the Board of Directors, which is available on the Company’s website (www.oceanfirst.com). The Compensation Committee reviews and reassesses the adequacy of the Human Resources/Compensation Committee Charter on an annual basis.

The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. Each member of the Compensation Committee is independent in accordance with the Nasdaq listing standards. The report of the Compensation Committee required by the Commission rules is included in this proxy statement. See “Executive Compensation—Compensation Committee Report on Executive Compensation.”

STOCK OWNERSHIP

The following table provides information as of March 9, 2011 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned		Percent of Common Stock Outstanding
OceanFirst Bank, Employee Stock Ownership Plan (“ESOP”) and Matching Contribution ESOP 975 Hooper Avenue Toms River, New Jersey 08754-2009	1,934,127	(1)	10.27%

OceanFirst Foundation 1415 Hooper Avenue – Suite 304 Toms River, New Jersey 08753	1,342,093	(2)	7.12%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	1,732,020	(3)	9.19%

Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102-3777	1,100,457	(4)	5.84%

BlackRock Inc. 40 East 52nd Street New York, New York 10022	1,043,095	(5)	5.54%

(1)	Under the terms of the ESOP and the Matching Contribution ESOP, the Trustee will vote all allocated shares held in the ESOP and the Matching Contribution ESOP in accordance with the instructions of the participants. As of March 9, 2011, 1,289,381 shares and 115,126 shares had been allocated under the ESOP and the Matching Contribution ESOP, respectively, and 529,620 shares remain unallocated under the ESOP. Under the ESOP and the Matching Contribution ESOP, allocated shares and unallocated shares as to which voting instructions are not given by participants are to be voted by the Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(2)	All shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company’s Common Stock on all proposals considered by stockholders of the Company.
(3)	Based on SEC Form 13G Amendment No. 1 filed by Wellington Management Company, LLP on February 14, 2011.
(4)	Based on SEC Form 13G filed by Prudential Financial, Inc. (“Prudential”) on February 8, 2011. Prudential is the indirect owner of 100% of the equity interests of Jennison Associates LLC (“Jennison”), which filed a separate SEC Form 13G on February 11, 2011 for 1,069,738 shares. Prudential’s and Jennison’s filings state that Prudential may be deemed to be the beneficial owner of shares reported by Jennison.
(5)	Based on SEC Form 13G filed by BlackRock Inc. on February 7, 2011.

The following table provides information as of March 9, 2011, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and the senior executive officers listed in the table under “Executive Compensation - Summary Compensation Table,” and by all such directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Common Stock Outstanding (2)
Directors
Joseph J. Burke (3)	12,174	7,827	20,001	0.11%
Angelo Catania (3)	13,513	7,827	21,340	0.11%
John W. Chadwick (3)(4)	11,867	26,827	38,694	0.21%
Carl Feltz, Jr. (3)	96,823	26,827	123,650	0.66%
John R. Garbarino (5)(6)(7)	540,940	474,970	1,015,910	5.26%
Donald E. McLaughlin (3)(8)	55,033	26,827	81,860	0.43%
Diane F. Rhine (3)(9)	45,133	26,827	71,960	0.38%
John E. Walsh (3)	17,990	26,827	44,817	0.24%
Named Executive Officers who are not also Directors
Vito R. Nardelli (5)(10)	45,224	96,558	141,782	0.75%
Michael J. Fitzpatrick (5)(11)	167,861	175,696	343,557	1.81%
Joseph J. Lebel, III (5)(12)	13,340	19,839	33,179	0.18%
Joseph R. Iantosca (5)(13)	17,011	36,892	53,903	0.29%

All directors and named executive officers as a group (12 persons)	1,036,909	953,744	1,990,653	10.06%

(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 18,842,816 shares of the Company’s Common Stock, the number of shares of Company Common Stock outstanding and entitled to vote as of March 9, 2011, plus the number of shares of Company Common Stock which such person or group of persons has the right to acquire within 60 days of March 9, 2011 by the exercise of stock options.
(3)	Includes 1,713 unvested shares. Each non-employee director was awarded 434 restricted shares in February 2007, 335 restricted shares in February 2008, 355 restricted shares in February 2009, 605 restricted shares in February 2010, and 796 restricted shares in February 2011. Each such award was granted under the Company’s 2006 Stock Incentive Plan (the “2006 Stock Plan”) and vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(4)	Includes 2,400 shares held by Mr. Chadwick as Trustee.
(5)	Includes 61,189, 9,041, 63,567, 3,623 and 7,438 shares held in trust pursuant to the ESOP and Matching Contribution ESOP which have been allocated to Messrs. Garbarino, Nardelli, Fitzpatrick, Lebel and Iantosca, respectively, as of March 9, 2011. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(6)	Includes 14,445 shares owned by Mr. Garbarino’s wife and 11,788 shares held by Mr. Garbarino and his wife as co-Trustees.
(7)	Includes 31,001 unvested shares. Mr. Garbarino was awarded 3,909 restricted shares in February 2007, 3,000 restricted shares in February 2008, and 5,450 restricted shares in February 2010. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant. On July 21, 2009, Mr. Garbarino was awarded a total of 27,051 unvested shares, 14,398 of which vest on July 21, 2011, and 12,653 of which vest at 0% or between 50% to 100% on July 21, 2011, depending upon the attainment of defined performance goals for the one year period ending December 31, 2009. Based on the Company’s performance during the performance period, 10,262 shares (81.1% of the 12,653 share award) were earned and vest on July 21, 2011. The remaining 2,391 shares have been forfeited. All of the above awards were granted under the 2006 Stock Plan.
(8)	Includes 5,073 shares owned by Mr. McLaughlin’s wife.
(9)	Includes 700 shares for which Ms. Rhine acts as custodian.

(10)	Includes 14,035 unvested shares. Mr. Nardelli was awarded 1,303 restricted shares in February 2007, 1,000 restricted shares in February 2008, 1,815 restricted shares in February 2010 and 2,557 restricted shares in February 2011. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant. On July 21, 2009, Mr. Nardelli was awarded a total of 10,471 unvested shares, 4,625 of which vest on July 21, 2011, and 5,846 of which vest at 0% or between 50% to 100% on July 21, 2011, depending upon the attainment of defined performance goals for the one year period ending December 31, 2009. Based on the Company’s performance during the performance period, 4,741 shares (81.1% of the 5,846 share award) were earned and vest on July 21, 2011. The remaining 1,105 shares have been forfeited. All of the above awards were granted under the 2006 Stock Plan.
(11)	Includes 12,604 unvested shares. Mr. Fitzpatrick was awarded 1,303 restricted shares in February 2007, 1,000 restricted shares in February 2008, 1,815 restricted shares in February 2010 and 2,273 restricted shares in February 2011. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant. On July 21, 2009, Mr. Fitzpatrick was awarded a total of 9,076 unvested shares, 4,538 of which vest on July 21, 2011, and 4,538 of which vest at 0% or between 50% to 100% on July 21, 2011, depending upon the attainment of defined performance goals for the one year period ending December 31, 2009. Based on the Company’s performance during the performance period, 3,681 shares (81.1% of the 4,538 share award) were earned and vest on July 21, 2011. The remaining 857 shares have been forfeited. All of the above awards were granted under the 2006 Stock Plan.
(12)	Includes 5,231 unvested shares. Mr. Lebel was awarded 335 restricted shares in February 2008, 605 restricted shares in February 2010 and 767 restricted shares in February 2011. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant. On July 21, 2009, Mr. Lebel was awarded a total of 4,538 unvested shares, 873 of which vest on July 21, 2011, and 3,665 of which vest at 0% or between 50% to 100% on July 21, 2011, depending upon the attainment of defined performance goals for the one year period ending December 31, 2009. Based on the Company’s performance during the performance period, 2,973 shares (81.1% of the 3,665 share award) were earned and vest on July 21, 2011. The remaining 692 shares have been forfeited. All of the above awards were granted under the 2006 Stock Plan.
(13)	Includes 1,682 unvested shares. Mr. Iantosca was awarded 424 restricted shares in February 2007, 335 restricted shares in February 2008, 355 restricted shares in February 2009, 605 restricted shares in February 2010 and 767 restricted shares in February 2011. Each such award was granted under the 2006 Stock Plan and vests at a rate of 20% per year commencing on March 1 of the year following the grant.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight directors. All of the directors are independent under current Nasdaq listing standards, except for John R. Garbarino, Chairman and Chief Executive Officer of the Company and the Bank. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Each of the members of the Board also serves as a director of the Bank. The Board of Directors’ nominees for election this year, to serve for a three year term or until their respective successors have been elected and qualified, are Messrs. Joseph J. Burke, Angelo Catania and John R. Garbarino, each of whom is currently a director of the Company and the Bank, with Mr. Garbarino also serving as Chairman and Chief Executive Officer. The experience and qualifications of each director are set forth under “Nominees for Election of Director.”

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Messrs. Joseph J. Burke, Angelo Catania and John R. Garbarino.

Information With Respect to Nominees, Continuing Directors and Certain Executive Officers

Information regarding the Board of Directors’ nominees for election at the Annual Meeting, as well as information regarding the continuing directors and the senior executive officers listed in the table under “Executive

Compensation – Summary Compensation Table” who are not directors is provided below. Unless otherwise stated, each individual has held his or her current position for the last five years. The age indicated for each individual is as of December 31, 2010. The indicated period of service as a director includes service as a director of OceanFirst Bank.

Nominees for Election of Director

The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance/Nominating Committee and the Board to determine that the person should serve as a director for the Company. The Board of Directors has determined that the Board as a whole must have the right diversity and mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Company considers the following requirements for each of its members of the Board:

1) Personal characteristics: Integrity and accountability; informed judgment; financial literacy; mature confidence; and high performance standards.

2) Core competencies: Accounting and finance; business judgment; management; crisis response; industry knowledge; regional markets; leadership; and strategy/vision.

3) Director commitment: Time and effort; awareness and ongoing education; board attendance; other board commitments; stock ownership; changes in professional responsibilities; and length of service.

4) Team and company considerations: Balancing director contributions; diversity of skills; and Company financial condition.

The following directors have been nominated by the Corporate Governance/Nominating Committee for election to the Board with terms to expire in 2014:

Joseph J. Burke is a Certified Public Accountant (“CPA”) with over 30 years of experience specializing in the audits of banking institutions. He is a retired audit partner with KPMG LLP. This experience brings to the Board significant expertise in financial, accounting and auditing matters. KPMG LLP is not an affiliate of the Company. Mr. Burke has been a member of the Board since January 19, 2005. He is 63 years of age.

Angelo Catania is the Chief Executive Officer and Managing Member of HomeStar Services LLC, an air conditioning, heating, plumbing and electrical service company, where he has been employed since February 2005. Prior to that time, he was President and Chief Operating Officer of Petro, Inc., one of the largest home heating oil and services companies in the United States. As President and COO of Petro, Mr. Catania was responsible for the oversight of approximately 2,800 employees that serviced over 535,000 residential and commercial accounts. Mr. Catania has also served as the corporate controller of a publicly-owned home heating oil delivery and service company, where he was responsible for accounting systems, bank relations, benefits, information technology and acquisitions. Mr. Catania’s experience as a senior officer of a large corporation brings to the Board significant management expertise and leadership skills, particularly as they relate to the use of technology to improve efficiency and customer service. Neither HomeStar Services LLC nor Petro, Inc. is an affiliate of the Company. He has been a member of the Board since January 18, 2006. He is 61 years of age.

John R. Garbarino has served as Chairman and Chief Executive Officer of the Company since 1995, and was President from 1995 to 2010. He has served in various capacities for the Bank since 1971, and has been a member of the Bank’s senior management since 1979. In 1985 he was elected President and Chief Executive Officer of the Bank, serving as President until 2010. He has been a member of the Bank’s Board of Directors since 1984, and was appointed Chairman of the Board in 1989. Mr. Garbarino brings extensive experience in banking and executive management to the Board. Mr. Garbarino’s experience and vision has resulted in OceanFirst Bank becoming the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey. His past involvement in leadership positions with the Federal Home Loan Bank of New York, the New Jersey Savings League, America’s Community Bankers, as well as numerous other community and business organizations during his 40 year career in banking provide insight to the Board on the factors that impact both the Company and its communities. Moreover, Mr. Garbarino’s day to day leadership and intimate knowledge of our business and operations provide the Board with Company-specific experience and expertise. He is 61 years of age.

Directors Continuing in Office

The following directors have terms ending in 2012:

John W. Chadwick retired as the General Manager of Point Bay Fuel, a petroleum products distributor in late 2006. In his capacity as General Manager, Mr. Chadwick was responsible for the oversight of all aspects of the company’s operation, including its sixty-nine full-time employees which serviced approximately 15,000 accounts. Mr. Chadwick was responsible for all environmental issues, permits, advertising, insurance issues, public relations, consumer credit situations, contracting and buying of petroleum products and personnel decisions. Mr. Chadwick’s experience brings to the Board significant expertise in management, consumer affairs and leadership. Point Bay Fuel is not an affiliate of the Company. Mr. Chadwick has been a member of the Board of Directors since 2002. He is 69 years of age.

Carl Feltz, Jr. is a registered architect and has been a principal in the firm of Feltz & Frizzell Architects, LLC since 1977. Prior to that, Mr. Feltz was employed as an architect at a New York City architectural firm for 10 years. In his more than 40 years of experience, Mr. Feltz has provided architectural services on residential, commercial, public and industrial buildings. His background in managing his own firm and his experience as an architect provides the Board with leadership and expertise in the local residential and commercial real estate markets. Feltz & Frizzell Architects, LLC is not an affiliate of the Company. Mr. Feltz has been a member of the Board of Directors since 1990. He is 72 years of age.

Diane F. Rhine has owned and operated her own real estate company since 1979. From October 2000 through November 2009, Ms. Rhine was a partner in Citta Rhine LLC. As of November 16, 2009, Ms. Rhine is President and sole owner of Citta & Cobb Inc. DBA as Rhine & Associates Inc. Ms. Rhine’s more than 30 years’ experience in residential real estate brokerage in Ocean County, New Jersey, brings to the Board management expertise and an extensive knowledge of the local real estate markets in which the Company conducts its business. Rhine & Associates Inc. is not an affiliate of the Company. Ms. Rhine has served on the Board of Directors since 1997. She is 61 years of age.

The following directors have terms ending in 2013:

Donald E. McLaughlin is a retired CPA. Prior to his retirement in 2005, from Donald E. McLaughlin, CPA, P.C. Mr. McLaughlin was employed as a CPA for 35 years. As a CPA, Mr. McLaughlin worked on audits of corporations, both public and privately owned. Mr. McLaughlin has prepared financial statements and tax returns, analyzed financial statements and results of operations and advised clients on methods to better improve performance. He has also been employed as a controller at a company with annual sales of $40 million. Through his extensive experience as a CPA, Mr. McLaughlin provides significant expertise to the Board on public accounting and financial matters. Mr. McLaughlin has served on the Board of Directors since 1985. He is 63 years of age.

John E. Walsh is a licensed professional engineer and has been employed with T&M Associates as Regional Client Manager since 2010. T&M Associates is a privately owned engineering, planning and environmental consulting company. Before then, he was Executive Vice President and interim Chief Operating Officer at CMX Engineering, Inc., a privately owned engineering company. At CMX, Mr. Walsh was responsible for all operational aspects of the business, including operational profitability and oversight of 380 professional engineers and technical staff. Mr. Walsh’s experience with T&M and CMX provides the Board with management and leadership skills, as well as extensive knowledge of business and marketing plans, annual budgets, personnel/resource management, sales initiatives, financial reporting and client management. Prior to joining CMX Engineering, he was President of Bay Pointe Engineering Associates, Inc. None of T&M Associates, CMX Engineering or Bay Pointe Engineering Associates, Inc. is an affiliate of the Company. Mr. Walsh has served on the Board of Directors since 2000. He is 57 years of age.

Senior Executive Officers Who Are Not Also Directors

Vito R. Nardelli has been President of the Company and the Bank since 2010 and Chief Operating Officer of the Bank since September 2005. He has been employed with the Bank since June 1, 2004. Mr. Nardelli has been employed in the banking industry for over 30 years. He most recently served as Director of Retail Banking for The Trust Company of New Jersey and, until 2003, as Division President of the Dime Savings Bank of New Jersey. He held various executive level positions at Marine Midland Bank and Wachovia (formerly First Union). Between 1991 and 1994, Mr. Nardelli served as Executive Director of the New Jersey Economic Development Authority. Mr. Nardelli began his banking career with Chase Manhattan Bank, N.A. as Vice President and Department Head – Letter of Credit Division. His broad experience has ranged in the areas of investment banking, international products/global collections and corporate and municipal finance. He is 61 years of age.

Michael J. Fitzpatrick has been Executive Vice President and Chief Financial Officer of the Company since 1995. He has also been Executive Vice President and Chief Financial Officer of the Bank since joining the Bank in 1992. He is 55 years of age.

Joseph J. Lebel III has been First Senior Vice President, Chief Lending Officer of the Bank since May 2007. When he first joined the Bank in April 2006, he was Senior Vice President of the Bank, in charge of Commercial Lending. Before then, he was employed with Wachovia Bank N.A. for approximately 22 years, most recently as Senior Vice President. He is 48 years of age.

Joseph R. Iantosca has been First Senior Vice President, Chief Administrative Officer of the Bank since May 2007. Before then, he was Senior Vice President, Chief Administrative Officer of the Bank since February 2004, when he joined the Bank. Before then, he was employed with BISYS Banking Solutions for seven years, most recently as National Vice President, Conversions and Implementations. He is 51 years of age.

Steven J. Tsimbinos has been First Senior Vice President, General Counsel and Corporate Secretary of the Company and the Bank since September 2010. Prior to joining OceanFirst, he was General Counsel of Copper River Management, L.P., the investment manager to a family of hedge funds since May 2006, and prior to that a partner with Lowenstein Sandler PC, where he practiced corporate and securities law. He is 41 years of age.

PROPOSAL 2. APPROVAL OF THE

OCEANFIRST FINANCIAL CORP. 2011 STOCK INCENTIVE PLAN

Background

On March 16, 2011, the Board of Directors of the Company adopted, subject to stockholder approval, the OceanFirst Financial Corp. 2011 Stock Incentive Plan (the “Stock Plan”). The Stock Plan is intended to, among other things, increase the number of shares of common stock (“Shares”) authorized for issuance through equity awards. As of March 2, 2011, the Company had 25,511 Shares available for issuance under the Company’s existing equity compensation plan, the 2006 Stock Incentive Plan (the “2006 Stock Plan”). The 2006 Stock Plan has a three-to-one fungible plan design – that is, awards of restricted stock count as three shares and options as one. The OceanFirst Financial Corp. 2000 Stock Option Plan terminated in accordance with its terms on January 19, 2010. As of March 2, 2011 the Company had an aggregate of 2,098,212 options outstanding with a weighted average price of $18.19 and a weighted average term of 5.39 years, and an aggregate of 94,645 full value awards outstanding. Option and grants of restricted stock awards granted for the last three calendar years are as follows:

Year	Option Grants (Underlying Shares)	Restricted Stock Grants (Shares)	Weighted Average Basic Shares Outstanding
2010	300,745	19,460	18,142,000
2009	97,879	60,120	12,737,000
2008	217,644	11,010	11,667,000

The Stock Plan is proposed to provide sufficient Shares to cover new award grants to enable the Company to attract, retain and motivate employees and outside directors by providing for or increasing their economic interests in the success of the Company. The ability to grant equity awards in the future to attract people of experience and ability to serve the Company and its affiliates is critical to sustain the Company’s continued growth and success. The granting of equity awards advances the interests of the Company and its stockholders by providing employees and non-employee directors upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner. For these reasons, the Company wishes to continue and enhance its equity awards program. Therefore, the Company is presenting the OceanFirst Financial Corp. 2011 Stock Incentive Plan for stockholder approval in the form attached hereto as Appendix A. The provisions of the Stock Plan are similar to the 2006 Stock Plan. The description below is a summary and qualified by reference to the full document, which should be read carefully.

Summary of the Stock Plan

Type of Equity Awards. The Stock Plan provides for the grant of Non-Statutory Stock Options (“NSOs”), Incentive Stock Options (“ISOs” and together with NSOs, “Options”) within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (“Code”) and Stock Awards (collectively, “Awards”).

Administration. The Stock Plan will be administered by the Compensation Committee. Subject to the terms of the Stock Plan and resolutions of the Compensation Committee, the Compensation Committee interprets the Stock Plan and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the participants to whom Awards will be granted, the type and amount of Awards that will be granted and the terms and conditions applicable to such grants. The Stock Plan allows the Compensation Committee to grant Awards with respect to which the compensation realized by certain individuals may be deductible by the Company pursuant to section 162(m) of the Code, which limits the deductibility of compensation in excess of $1 million paid to the CEO and each of the four highest paid individuals during the taxable year. Compensation attributable to Options is generally deductible by the Company and not subject to the limitations of section 162(m) if the Stock Plan is approved by stockholders, a committee satisfying the requirements of section 162(m) makes the grants, the Stock Plan specifies the maximum number of shares with respect to which Options may be granted during a specified period of time and the compensation received by the individual is based solely on an increase in the value of the underlying stock. Some, but not all, Awards granted under the Stock Plan will meet these criteria and therefore, will not be subject to the limitations of section 162(m).

Participants. All employees and outside directors of the Company and its subsidiaries to whom the Compensation Committee grants eligibility are eligible to participate in the Stock Plan. It is anticipated that the class of Participants will be limited to Directors and officers who are Senior Vice Presidents or more senior. It is estimated that there will be approximately 25 participants.

Number of Shares of Common Stock Available. The Company has reserved 2,400,000 Shares for issuance in connection with Awards under the Stock Plan. In applying this limitation, the number of Shares covered by an Option shall count against the limitation on a one-for-one basis and the number of Shares associated with an Award other than an Option shall count against the limitation in a ratio of two and one-half (2.5) to one.

Shares reserved under the Stock Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Upon the issuance of shares used to satisfy Award grants, the number of shares then-outstanding would increase and would have a dilutive effect on the holdings of existing stockholders. Any Shares subject to an Award that expires or otherwise terminates unexercised will generally again be available for issuance under the Stock Plan. Shares that will not be available for issuance or reissuance under the Stock Plan include: Shares tendered by a participant as full or partial payment for the exercise of an Option, Shares associated with an Option if the Option is cancelled within the meaning of Code section 162(m), or Shares withheld by or otherwise remitted to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of Options granted under the Stock Plan or upon any other payment or issuance of Shares under the Stock Plan.

Stock Option Grants. The exercise price of each ISO or NSO is determined by the Compensation Committee and will not be less than the fair market value of the common stock on the date the ISO or NSO is granted, as defined in the plan (or 110% of the fair market value of the common stock in the case of an ISO granted to a 10% stockholder of the Company). The exercise price of an Option may generally be paid in cash, shares or other property, by the surrender of all or part of the Option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, a “net exercise” as described in the Stock Plan, or by a combination of these methods, as and to the extent permitted by the Compensation Committee. No more than 1,000,000 Shares may be issued under the Stock Plan in connection with ISOs. The maximum number of Shares with respect to which Options may be granted to any individual during any one calendar year is 500,000 Shares. In no event may an Option be exercised after the tenth anniversary of the date the Option was granted. Dividend and dividend equivalents are not paid on Options.

Financial Accounting Standards require the Company to recognize compensation expense for Options. Generally, the recognition of an expense equal to the grant date “fair value” of the Options granted is required. The accounting expense is partially offset by the Company’s anticipated tax deduction, if any, for the income realized when the option is exercised.

Unless approved by the Company’s stockholders, repricing Options is prohibited by the Stock Plan. Repricing means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its exercise price except in limited circumstances permitted in Section 15 of the Stock Plan; (B) any other action that is treated as a repricing under generally accepted accounting principles; and (C) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash, or another Option, Stock Award or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 15 of the Stock Plan. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Under the Stock Plan, NSOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Compensation Committee, a participant may transfer an NSO for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Compensation Committee. In the event of a participant’s death, NSOs may be transferred to the holder’s beneficiary or, absent a beneficiary, to the estate or to a person who acquired the right to exercise the NSO by will or the laws of descent and distribution.

NSOs may become exercisable in full at the time of grant or at such other times and in such installments as the Compensation Committee determines or as may be specified in the Stock Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Stock Plan. Pursuant to the Stock Plan, in the event of termination of employment (other than for cause) or in the event of retirement, a participant may exercise only those NSOs that were immediately exercisable at the date of termination or retirement and only for a period of three months in the event of termination (other than for cause) and three years in the event of termination for retirement. In the event of termination due to death or disability, all NSOs held by a participant shall become immediately exercisable and shall remain exercisable for a period of one year following the date of such termination. In the event of termination for cause, all rights with respect to a participant’s NSOs shall expire immediately. The Compensation Committee may, at any time and without additional consideration, accelerate the date on which an NSO becomes exercisable.

Under the Stock Plan, ISOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. In the event of a participant’s death, ISOs may be transferred to the holder’s beneficiary or, absent a beneficiary, to the estate or to a person who acquired the right to exercise the ISO by will or the laws of descent and distribution.

ISOs may become exercisable in full at the time of grant or at such other times and in such installments as the Compensation Committee determines or as may be specified in the Stock Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Stock Plan. The provisions of the Stock Plan relating to the exercisability of ISOs in the event of termination (other than for cause), retirement, death, disability or for cause are the same as those provisions applicable to NSOs, as described above. In no event may an ISO be exercised after the tenth anniversary of the date the ISO was granted; however, if at the time an ISO is granted to an employee who is a 10% stockholder of the Company, the ISO may not be exercised after the fifth anniversary of the date of the grant. The Compensation Committee may, at any time and without additional consideration, accelerate the date on which an ISO becomes exercisable.

Stock Awards. The Stock Plan also authorizes the granting of Stock Awards to employees and non-employee directors. The Compensation Committee has the authority to determine the dates on which Stock Awards granted will vest. Stock Awards may only be made in whole Shares. The Stock Plan provides that all Stock Awards immediately vest upon a change in control of the Company, as well as following retirement, death or disability. Under the Stock Plan the vesting of Stock Awards may also be made contingent upon the attainment of certain performance goals by the Company, which performance goals, if any, would be established by the Compensation Committee. The Compensation Committee may also accelerate the vesting of Stock Awards in its sole discretion except for any Stock Awards that are Qualified Performance-Based Awards, as defined below.

Stock Awards under the Stock Plan are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Compensation Committee, a participant may transfer a Stock Award for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Compensation Committee. In the event of a participant’s death, Stock Awards may be transferred to the holder’s beneficiary or, absent a beneficiary, to the estate or to a person who acquired the Stock Award by will or the laws of descent and distribution. All unvested awards are forfeited in the event of termination of employment, other than for retirement, death or disability. In the event of termination due to retirement, death or disability, all unvested awards, including any award subject to a performance goal, shall vest immediately.

After vesting, Shares are distributed to the recipients of Stock Awards in accordance with the Stock Plan. After vesting, the recipients of Stock Awards (including Performance-Based Stock Awards discussed below) will also receive amounts equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon minus any required tax withholding amounts. Prior to vesting, recipients of Stock Awards may direct the voting of shares of common stock granted to them and held in the trust. Shares held by the trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of Stock Awards.

Performance-Based Stock Awards. The Compensation Committee may grant Stock Awards that are subject to the achievement of performance goals as may be determined by the Compensation Committee. Such Awards, called “Qualified Performance-Based Awards,” are Shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals and will be granted to persons whom the Compensation Committee anticipates to be “Covered Employees” within the meaning of section 162(m) of the Code. The term Covered Employee means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the Commission by reason of that person being among the four highest compensated officers of the Company on the last day of a taxable year.

To the extent necessary to comply with the Qualified Performance-Based Award requirements of the Code, with respect to any Stock Award that may be granted to one or more Covered Employees and intended to comply with the requirements for performance-based awards under section 162(m), the Compensation Committee will, in writing, (a) designate one or more Covered Employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the performance goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for the performance period. Performance criteria that may be used to establish performance goals are limited to: net income (either before or after taxes); operating earnings; earnings per share (basic or diluted); return on capital; return on assets; return on net assets; return on stockholders’ equity; operating efficiency; economic value added (as determined by the Compensation Committee); origination or sales of loans or deposits; regulatory capital ratios; deposit levels; sales of services; customer satisfaction; stockholder returns; productivity; expenses; margins; stockholders equity or tangible stockholders equity (either in the aggregate or per share); price per share of Common

Stock; and market share. Performance criteria may be measured (a) in absolute terms, (b) as compared to any incremental increase or (c) as compared to results of a peer group. Following the completion of each performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period. No Stock Award or portion thereof that is subject to the satisfaction of any condition will be considered to be earned or vested until the Compensation Committee certifies in writing that the conditions to which the distribution, earning or vesting of the Stock Award is subject have been achieved. During the performance period, the Compensation Committee may not increase the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payments as provided for in the Award Agreement. The maximum number of Shares with respect to Qualified Performance-Based Awards that can be granted to any Covered Employee under the Stock Plan during a calendar year is 200,000 Shares.

Effect of a Change in Control. In the event of a change in control of the Company (as defined in the Stock Plan), each outstanding Award under the Stock Plan will immediately become fully vested. Each Option will become immediately exercisable and will remain exercisable for the remainder of its term. Further, in the event of a change in control, all available Stock Awards under the Stock Plan that have not been granted as of that date shall automatically be granted to current employees and outside directors in proportion to the grants of Awards previously made to them under the Stock Plan, the 2006 Stock Plan, and the OceanFirst Financial Corp. 2000 Stock Option Plan. In calculating each participant’s proportion of the number of total Awards to be granted, the actual number of Shares subject to an Option awarded under this Plan or the 2000 Plan will be included at a ratio of one to one and Shares subject to Stock Awards will be included at a ratio of two and one-half (2.5) to one.

Adjustments for Change in Capitalization. The Stock Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division or similar event affecting the Company, the Compensation Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the share reserve, the share limitations described above, and the purchase price and number of shares subject to outstanding equity or equity-based awards.

Certain Federal Income Tax Consequences. The following brief description of the tax consequences of Awards under the Stock Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will generally not recognize any income and the Company will not be entitled to any deduction. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the Option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

On exercise of an NSO, the excess of the date-of-exercise fair market value of the shares acquired over the Option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon the exercise of a NSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

For Stock Awards, the recipient is deemed to receive ordinary income equal to the fair market value of the underlying Shares on the date the restrictions lapse plus any dividends and earnings on such shares (provided such date is more than six months after the date of grant) and the Company is permitted a commensurate compensation expense deduction for income tax purposes.

Generally, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income the participant recognizes; however, section 162(m) of the Code generally disallows a public

Company’s tax deduction for compensation in excess of $1 million paid in any taxable year to a Covered Employee. Compensation that qualifies as “performance-based compensation”, however, is excluded from the $1 million deductibility cap. The Company may provide that some of the Awards granted to employees whom the Compensation Committee expects to be Covered Employees at the time a deduction arises in connection with the Awards qualify as “performance-based compensation” so that deductions with respect to those Awards will not be subject to the $1 million cap under section 162(m) of the Code. Future changes in section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that Awards under the 2006 Plan will qualify as “performance based compensation” so that deductions are not limited by section 162(m) of the Code.

Term of the Stock Plan. The Stock Plan will only be effective if approved by the stockholders of the Company. If the Stock Plan is approved, it will be effective on the date of approval. The Stock Plan will expire, with respect to the ability to grant Awards, on the tenth anniversary of the effective date, unless terminated sooner by the Board.

Amendment of the Stock Plan. The Stock Plan allows the Board to amend the Stock Plan without stockholder approval, unless such approval is required to comply with a tax law or regulatory requirement. In no event, however, will the Stock Plan or an Award be amended to allow any Option to be granted with an exercise price below the fair market value of the common stock on the date of grant or to allow the exercise price of any Option previously granted to be reduced subsequent to the date of award.

Forfeiture; Clawbacks. Awards under the Stock Plan to proxy officers and employees may, in the Compensation Committee’s discretion, include clawback provisions for certain events, such as breach of restrictive covenants or restatement of financial results on the basis of which incentives or shares vested.

New Plan Benefits. The Company anticipates that Awards will primarily be made to employees and non-employee directors on or after the effective date of the Stock Plan, as the Compensation Committee deems appropriate. However, as of the date of this proxy statement, no specific determinations have been made regarding any future grants under the Stock Plan at this time.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the approval of the OceanFirst Financial Corp. 2011 Stock Incentive Plan.

The Board of Directors recommends that you vote “FOR” the approval of the OceanFirst Financial Corp. 2011 Stock Incentive Plan.

PROPOSAL 3. APPROVAL OF THE

OCEANFIRST FINANCIAL CORP. 2011 CASH INCENTIVE COMPENSATION PLAN

Background

On February 16, 2011, the Company’s Board of Directors adopted the OceanFirst Financial Corp. 2011 Cash Incentive Compensation Plan (the “Cash Incentive Plan”) which is attached as Appendix B to this proxy statement. The description below is a summary and qualified by reference to the full document, which should be read carefully. For the last several years, the Company and the Bank have provided performance-based cash bonus opportunities to virtually all their employees, including executive officers, that have been linked to the achievement of predetermined performance objectives under an Annual Incentive Plan. See “Compensation Discussion and Analysis – Elements of Compensation – Cash Incentive Awards.”

Why We Are Asking For Stockholder Approval

Applicable law does not require that the Company obtain stockholder approval for a cash bonus plan; however, the Company cannot deduct fiscal year taxable compensation in excess of $1,000,000 that it pays to Covered Employees under section 162(m) of the Code, unless such compensation constitutes “qualified performance-based compensation” under section 162(m). Performance-linked compensation paid under a stockholder-authorized plan where the range of available performance goals are disclosed to and approved by stockholders every five years meets these requirements for “qualified performance-based compensation.” The Company is presenting the Cash Incentive Plan in the form attached as Appendix B. If the stockholders do not approve the Cash Incentive Plan, the Company will not pay any bonuses under the Cash Incentive Plan to the executive officers named in the Summary Compensation Table herein (the “NEOs”), but will pay bonuses to other officers and employees. The Company is seeking stockholder approval to maximize the deductibility of incentives that we pay to certain of our executive officers.

Summary of the Cash Incentive Plan

Administration. The Cash Incentive Plan is administered by a committee of the Board of Directors which is comprised of at least two outside directors. Unless otherwise determined by the Board of Directors, the Compensation Committee will be the committee to administer the Cash Incentive Plan. Its duties include designating participants and individual award opportunities, and designating and administering performance metrics and other award terms and conditions. The Compensation Committee has substantial discretion to make all other determinations related to bonus opportunities under the Cash Incentive Plan.

Participants. All employees of the Company and its subsidiaries (including employees who are also Directors) to whom the Compensation Committee grants eligibility are eligible to participate in the Cash Incentive Plan. It is anticipated that all employees, other than residential loan officers, will participate in the plan. It is estimated that there will be approximately 385 participants.

Performance Goals and Awards. The performance goals are limited to one or more of the following Company or subsidiary financial performance measures:

(i)	earnings per share (basic or diluted);*

(ii)	net income;*

(iii)	return on average equity;*

(iv)	return on average assets;*

(v)	core earnings;*

(vi)	stock price;

(vii)	total stockholder return;

(viii)	operating income;

(ix)	operating efficiency ratio;

(x)	net interest rate spread;

(xi)	loan production volumes;

(xii)	non-performing loans;

(xiii)	regulatory capital ratios;

(xiv)	cash flow;

(xv)	deposit levels;

(xvi)	customer satisfaction scores;

(xvii)	stockholders’ equity (in the aggregate or on a per share basis);

(xviii)	tangible stockholders’ equity (in the aggregate or on a per share basis);

(xix)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

(xx)	except in the case of a Covered Employee, any other performance criteria established by the Compensation Committee; or

(xxi)	any combination of (i) through (xx) above.

Performance goals indicated with an asterisk may be established on the basis of either reported earnings or cash earnings. Under the Cash Incentive Plan, any performance goal may be based on the Company’s performance on an absolute basis as compared to a goal set for the Company, the Company’s performance in a designated peer group, or a combination of both.

For each specific performance goal, a predetermined bonus amount can be earned by the participant upon achievement of the goal. Performance goals may relate to a fiscal year or to a longer period. Performance goals must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m). For an annual performance period, the performance goals must be established by the ninetieth day of the year.

Payment of Awards. All awards that are earned shall be paid at such time and in such amounts (not in excess of the maximum established for each person) as determined by the Compensation Committee and will be paid in cash. In general, awards will be paid within two and one-half months after the end of the calendar year in which they are earned.

Maximum Payout. Under the Cash Incentive Plan, the maximum payment opportunity under the Cash Incentive Plan to the Chief Executive Officer or any other Covered Employee for any calendar year may not exceed $1.5 million.

Adjustments. If the performance criteria for any performance period has been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Compensation Committee’s judgment should or should not be taken into account, the Compensation Committee may adjust such criteria and make payments accordingly under the Cash Incentive Plan; provided, however, that no such adjustment shall cause an award to a Covered Employee to fail to be “qualified performance-based compensation”. In addition, the Compensation Committee may, in the exercise of their discretion, reduce or eliminate the amount of an award to a participant prior to its payment.

Term of the Cash Incentive Plan. The Cash Incentive Plan will only be effective if it is approved by the stockholders of the Company. If the Cash Incentive is approved, it will be effective the date it was approved by the stockholders. The Cash Incentive Plan has an indefinite term; however, the performance goals must be reapproved by stockholders every five years.

Amendment of the Cash Incentive Plan. The Board of Directors, may at any time terminate, in whole or in part, or amend the Cash Incentive Plan, provided that, except as otherwise provided in the plan, no amendment or termination shall adversely affect the rights of any participant under any awards previously granted to or deferred by the participant. In the event of a termination of the plan, the Compensation Committee may in its sole discretion direct any remaining payments to participants in a lump sum or installments as the Compensation Committee shall prescribe with respect to each participant. Any material amendment to the plan (including, but not limited to, a change in the class of individuals eligible to participate, the maximum annual award, or the authorized performance measures) must be approved by the Company’s stockholders if required by and in accordance with section 162(m) of the Code.

Forfeiture; Clawbacks. Awards under the Cash Incentive Plan to proxy officers and employees may, in the Compensation Committee’s discretion, include clawback provisions for certain events, such as breach of restrictive covenants or restatement of financial results on the basis of which cash incentives were paid.

Section 409A Compliance. The Cash Incentive Plan is intended to be exempt from the provisions of Section 409A of the Code regarding deferred compensation.

New Plan Benefits. The amounts to be paid under the Cash Incentive Plan generally cannot be determined because awards under the Cash Incentive Plan are subject to discretion of the Compensation Committee and the attainment of performance goals specified by the Compensation Committee. On February 16, 2011, the Compensation Committee approved awards to the NEOs Officers contingent upon the approval of the Cash Incentive Plan by the stockholders and the attainment of certain specified performance goals during 2011. If the Cash Incentive Plan is not approved by stockholders, these awards under the Cash Incentive Plan will not be paid. Each of these awards is subject to certain minimum performance requirements for 2011, which if not met, will result in no amounts being paid with respect to the award. Each award is also subject a maximum amount that can be paid with respect to the award. The table below shows certain features of these conditional awards:

	Threshold ($)	Target ($)	Maximum ($)
John R. Garbarino, Chairman; Chief Executive Officer of the Company and the Bank	$61,313	$245,250	$367,875
Vito R. Nardelli, President and Chief Operating Officer of the Company and the Bank	$41,250	$165,000	$247,500
Michael J. Fitzpatrick, Executive Vice President and Chief Financial Officer of the Company and the Bank	$25,750	$103,000	$154,500
Joseph J. Lebel III, First Senior Vice President and Chief Lending Officer of the Bank	$21,600	$86,400	$129,600
Joseph R. Iantosca, First Senior Vice President and Chief Administrative Officer of the Bank	$17,282	$69,129	$103,694
All current officers as a group*	$167,195	$668,779	$1,003,169

*	The Compensation Committee has approved performance-based awards for 2011 under the Cash Incentive Plan to officers and employees other than those listed above. However, the awards to officers and employees other than those listed above are not contingent upon stockholder approval of the Cash Incentive Plan.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the approval of the OceanFirst Financial Corp. 2011 Cash Incentive Plan.

The Board of Directors recommends that you vote “FOR” the approval of the OceanFirst Financial Corp. 2011 Cash Incentive Compensation Plan.

PROPOSAL 4. RATIFICATION OF APPOINTMENT

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 was KPMG LLP. Acting on the recommendation of the Audit Committee, the Board of Directors reappointed KPMG LLP to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee may consider other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2010 and December 31, 2009 by KPMG LLP:

	2010	2009
Audit fees	$427,500	$415,000
Audit related fees (1)	64,000	240,000
Tax related fees (2)	66,045	72,700
Other fees	—	—

	$557,545	$727,700

(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees are principally related to audits of financial statements of employee benefit plans, audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements and services rendered in connection with registration statements on Forms S-3 and S-4 filed with the SEC in 2009.
(2)	Consists of tax filing and tax related compliance and other advisory services.

The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

During the year ended December 31, 2010, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit conducted a risk assessment of the organization and submitted and implemented an internal audit plan for 2010.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for independent registered public accounting firms of public companies. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee

Joseph J. Burke, CPA, Chairman

Donald E. McLaughlin, CPA, Retired

Angelo Catania

PROPOSAL 5. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve its corporate objectives and increase stockholder value. The Company believes that its compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of its stockholders. The Company also believes that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives each stockholder the opportunity to endorse or not endorse the compensation for the proxy officers by voting to approve or not approve such compensation as described in this proxy statement.

In accordance with recent legislation and Commission regulations, the Company’s stockholders are being asked to approve the compensation of the Company’s proxy officers as described in this proxy statement, namely, under “Compensation Discussion and Analysis” and the included tabular and narrative disclosure.

The Board of Directors urges stockholders to endorse the compensation program for the Company’s executive officers by voting FOR Proposal 5. As discussed in the Compensation Discussion and Analysis, the Compensation

Committee believes that the NEO compensation described herein is reasonable and appropriate, and is justified by the performance of the Company in an extremely difficult operating environment.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the Compensation Discussion and Analysis (which stockholders are encouraged to read):

•

The Compensation Committee has designed compensation packages for the Company’s senior executives to be competitive with the compensation offered by those peers with whom it competes for management talent.

•	The Company was profitable in 2010, having announced record net income and 14.3% annual earnings per share growth for the year.

•	This Company’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions.

•	The Company’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Company.

•	The Company’s compensation program is the result of a carefully reasoned, balanced approach, that considers the short-term and long-term interests of stockholders and safe and sound banking practices.

Please note that your vote is advisory and will not be binding upon the Board, may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty by the Board. The Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this proxy statement, the accompanying compensation tables, and the related narrative disclosure.

PROPOSAL 6. ADVISORY SELECTION OF THE FREQUENCY OF THE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, this year the Company is providing stockholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years. This is commonly known as a “say-when-on-pay” proposal.

The Board, after review of the evolution and purposes of say-on-pay and say-when-on-pay proposals, is recommending the “every three years” option for this advisory vote. After carefully studying the alternatives, the Board has determined that this approach will best serve the Company and its stockholders. In reaching this determination, the Board considered that the Company’s compensation program includes components that are tied to long-term corporate performance and stockholder returns. The Board believes that having a “say-when-on-pay” proposal every three years will give stockholders the opportunity to assess the Company’s compensation program in light of three years of corporate performance. In addition, the three-year cycle will give the Board sufficient time to review stockholder views on executive compensation and to make changes if appropriate. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. See “Additional Information–Stockholder Communications” for information about communicating with the Board.

The enclosed proxy card provides stockholders with four options for voting on this item. Stockholders can choose whether the say-on-pay vote should occur every year, every two years, every three years or abstain. Stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends that you vote for the option of “every three years” for future advisory votes on executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section describes the objectives, design and rationale of the Company’s compensation program for its executives named in the Summary Compensation Table below (the “NEOs”), as well as discusses each material element of the Company’s NEO compensation program, how compensation is determined, and recent developments in the Company’s compensation program.

Objectives

OceanFirst’s vision and mission is to produce value for its stockholders by providing outstanding service and responsiveness to the markets and customers it serves. To achieve that goal, the Company’s objectives for its executive officer compensation program are to:

•

target and reward individual behaviors that promote the Company’s performance in a way that is consistent with its strategic plan and encourages prudent decision-making, effective risk management and safe and sound practices;

•	create balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;

•	motivate each individual to perform to the best of his or her ability;

•	align management’s interests with those of stockholders;

•	reward individuals of greatest responsibility and achievement within a framework that is internally equitable;

•	provide a competitive overall compensation package so that Company may attract, retain and reward highly qualified, motivated and productive executives; and

•	be mindful of the economic environment and control costs.

How Compensation Is Determined

Human Resources/Compensation Committee. The Human Resources/Compensation Committee reviews compensation for the CEO, the other NEOs and the other officers subject to the reporting requirements of Section 16 under the Exchange Act (including the NEOs, the “Section 16 Officers”), as well as establishes certain guidelines and limits for compensation and benefits programs for other employees of the Company and the Bank. The Compensation Committee annually reviews and evaluates recommendations made by management regarding compensation, including base salary, bonuses and equity grants for the Section 16 Officers. The Compensation Committee then recommends the compensation for the CEO and Section 16 Officers to the Board for approval. In establishing compensation levels, the Compensation Committee considers the Company’s overall objectives and performance, reports of compensation consultants, peer group comparisons, market data for other institutions, individual executive performance, the relative level of compensation among executive officers and regulatory requirements. The Compensation Committee also meets with the Chief Risk Officer to review any potential and actual risks created by the Company’s compensation program, and to analyze the controls in place and risk mitigation mechanisms.

Executive management and outside advisors from time-to-time may be invited to Compensation Committee meetings to provide their views on compensation matters. The CEO participates in the process of determining senior officer compensation by making recommendations regarding base salary adjustments, and awards under incentive and equity plans. The CEO does not participate in the Compensation Committee’s decision as to his own compensation package. See “Corporate Governance – Committees of the Board of Directors” for further information regarding the Compensation Committee.

Use of Compensation Consultant. In late 2008, the Compensation Committee engaged Towers Watson, then Watson Wyatt Worldwide (“Towers Watson”), to perform a study to be used for setting compensation for 2009 and the first half of 2010. Towers Watson developed a peer group which approximates the Company’s operations, geographic location, demographics, and size, which was used as a benchmark for pay and performance; reviewed the current level of executive compensation against peers; and assessed the Company’s performance against peers and studied current director compensation levels against peers. The peer group selected by Towers Watson included:

Alliance Financial Corp. (NY) – NASDAQ: ALNC

Center Bancorp, Inc. (NJ) – NASDAQ: CNBC

Dime Community Bancshares (NJ) – NASDAQ: DCOM

Flushing Financial Corp. (NY) – NASDAQ: FFIC

Hudson Valley Holding Corp. (NY) – NASDAQ: HUVL

Kearny Financial Corp. (NJ) – NASDAQ: KRNY

Lakeland Bancorp, Inc. (NJ) – NASDAQ: LBAI

Peapack-Gladstone Financial Corp. (NJ) – NASDAQ: PGC

Provident New York Bancorp (NY) – NASDAQ: PBNY

Rockville Financial Inc. (CT) – NASDAQ: RCKB

Smithtown Bancorp, Inc. (NY) – NASDAQ: SMTB

State Bancorp, Inc. (NY) – NASDAQ: STBC

Sterling Bancorp. (NY) – NASDAQ: STL

Suffolk Bancorp (NY) – NASDAQ: SUBK

Trustco Bank Corp (NY) – NASDAQ: TRST

The Company retained Towers Watson in 2009 and 2010 to update its 2008 study. In its 2010 study, Towers Watson found, among other things, a strong alignment between executive compensation and company financial performance, and that the Company performed at or above the median of its peers on three key financial metrics (EPS Growth, Return on Assets and Return on Equity) and just below median on Total Shareholder Return for the 2009 calendar year. The 2010 study was used to set and establish executive compensation for the second half of 2010 and the first half of 2011. The Compensation Committee intends to engage a compensation consultant in March 2011 to perform a similar study for the second half of 2011 and the first half of 2012.

Compensation Program Design and Rationale

Cash Compensation. Current cash compensation consists of base salary and a performance-based cash bonus under the annual Incentive Compensation Plan. In addition to the performance-based compensation, the Company may from time to time make discretionary cash bonus payments to rectify inequities or recognize outstanding performance. No such discretionary bonuses were made to Section 16 Officers during fiscal 2010.

Base Salary. The base salary levels for the Section 16 Officers are intended to be competitive with the practices of comparable financial institutions at appropriate levels to motivate individuals to discharge the responsibilities of their positions, while being mindful of managing costs. Messrs. Garbarino, Nardelli and Fitzpatrick have employment agreements with the Company and the Bank and receive base salaries under those agreements, subject to annual review.

Performance-Based Bonuses. A significant portion of each Section 16 officer’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual under a cash incentive compensation plan. Under the incentive compensation plan, performance-based bonuses are paid, generally annually, based on the Company’s level of achievement of pre-established financial performance objectives, as well as individual performance. This mechanism allows the Company to target and reward individual behaviors that promote the Company’s performance in a way that is consistent with its strategic plan and encourages prudent decision-making, effective risk management and safe and sound practices. The Company is proposing its annual cash incentive program for stockholder approval to maximize the deductibility for tax purposes of the cash bonuses paid to NEOs. See “Proposal 3 – Approval of the OceanFirst Financial Corp. 2011 Cash Incentive Compensation Plan.”

Equity Compensation Plan. During 2010, the Company granted stock options and restricted stock award under the 2006 Stock Plan to attract, retain and motivate non-employee directors and employees by providing for or increasing their economic interests in the success of the Company. Equity grants under the Stock Plans complement total compensation packages as well as enable the Company to align director and executive management interests as stockholders of the Company. Stock Awards and Options granted during this time have been in accordance with the rates of issuance recommended by Institutional Shareholder Services. There are, however, insufficient options or restricted awards for grants beyond 2011 under the 2006 Stock Plan. Accordingly, the Company is proposing a new stock incentive plan for stockholder approval, under which future awards will be granted, assuming stockholder approval. See “Proposal 2 – Approval of the OceanFirst Financial Corp. 2011 Stock Incentive Plan.”

Mix of Compensation Elements; Risk Mitigation. The Committee believes that it maintains the appropriate balance of base salary and incentive compensation to motivate executives and reward accomplishments. Performance-based incentive bonus awards play an important role in the executive compensation program, but their use is balanced to provide stability and to avoid encouraging strategies and risk-taking that might not align with the long term best interests of the Company and its stockholders, as further described below. The Company utilizes target performance-based bonuses ranging from 25% to 50% of base salary for its Section 16 Officers.

In 2010, the federal banking agencies issued guidance and proposed rules on sound compensation practices that are designed to cause banking institutions to structure compensation programs in a way that does not provide incentives for executives to take imprudent risks. The Dodd-Frank Act requires Federal banking regulators to issue regulations no later than April 2011 which would prohibit any incentive based compensation plan that would encourage inappropriate risks by providing excessive compensation or that could lead to material loss. The Company’s compensation program for Section 16 Officers is designed to mitigate risk by (1) providing non-performance-based salaries, retirement and fringe benefits that are competitive in the market, permit executives to pay living expenses and provide stability without reliance on incentives; (2) incorporating cash incentives to reward performance in accordance with predefined goals and objectives; (3) including long-term incentives in the form of restricted stock awards and stock options to maintain focus on long-term shareholder value; and (4) considering prior period results, the exposure to risk, and actual risk outcomes in determining current and future compensation. To further mitigate risk resulting from performance-based compensation, the Committee, considers, and uses when appropriate, metrics and performance goals that incorporate risk management, “clawbacks” to recover payments, and performance periods longer than one year. The use of equity-based long term compensation, in combination with executive stock ownership requirements, reflects the Company’s compensation program’s goals of aligning the interests of executives and stockholders, thereby reducing the exposure to imprudent risk taking. The Company believes these features recognize a balance between the need to accept risk exposure in the successful operation of its business and the need to identify and prudently manage such risks.

Elements of Compensation

Overview. To achieve the Company’s objectives for its NEO compensation program, the program includes the following elements. (1) base salary; (2) a performance-based annual cash bonus under a cash incentive compensation plan; (3) awards of stock options and restricted shares of Company common stock under the equity compensation plans; (4) welfare benefits under the group benefit programs; (5) retirement benefits under the ESOP and 401(k) Plan and supplemental retirement benefits for select NEOs under the Supplemental Executive Retirement Plan (“SERP”); (6) Company-paid automobile benefit for selected NEOs; (7) eligibility for payments and benefits in the event of certain employment terminations and/or in the event of a change in control of the Company; and (8) nonqualified deferred compensation under the Deferred Compensation Plan for Executives. The following describes the elements of compensation and provides information on certain decisions regarding 2010 compensation.

Base Salary. After the Compensation Committee’s consideration of various factors, including prevailing market conditions, current and anticipated Company performance, the performance and responsibilities of individual executives, current pay levels and the Towers Watson report, the Company made the following changes with respect to base salary for 2010:

•

John R. Garbarino. In light of the separation of the CEO and President positions, Mr. Garbarino’s base salary was held constant at $545,000 per annum for the remainder of 2010 and, effective January 1, 2011, reduced to $490,500 per annum.

•

Mr. Nardelli. As a result the increased responsibility coming with Mr. Nardelli’s promotion to President from Executive Vice President in July of 2010, his base salary increased to $330,000 from $300,000 per annum.

•	The base salaries of the other NEO’s for 2011 increased by 2.5% to 3.0% over 2010 amounts.

Cash Incentive Awards. The Company determined cash incentive awards for 2010 in accordance with guidelines established by the Compensation Committee. Annual cash bonuses for the Section 16 Officers are determined under the annual incentive plan and contingent on the performance of the Company, the Bank and the individual, by comparing actual Company performance against targets that are approved by the Compensation Committee at the beginning of 2010. The targets are weighted between individual objectives and the Company’s success in achieving its financial goals. Targeted bonus levels for NEOs in 2010 ranged from 25% to 50% of base salary. Generally, the higher the level of responsibility of the officer or employee in the Company, the greater the percentage of base salary that may be awarded under the plan for achievement of performance goals. Ordinarily, if incentive compensation is paid out under the plan, actual bonus payments may range from 50% of targeted bonus levels for threshold performance to 150% for superior performance.

For 2010, incentive payments were based on earnings per share, efficiency ratio, total shareholder return and internal audit scores, utilizing the following matrix:

Category	Weight	Threshold 50%	Target 100%	Superior 150%

Earnings Per Share (EPS)	50%	$.90	$1.04	$1.10

Efficiency Ratio	20%	60.90%	58.80%	57.70%

Total Shareholder Return Against Peers (TSR)	20%	50th Percentile (8th of 16)	62.5 Percentile (10th of 16)	75th Percentile (12th of 16)

Internal Audit Score Average	10%	2.90	3.00	3.10

	100%

For purposes of the matrix, Earnings Per Share (EPS) and Efficiency Ratio are the amounts set forth in the Company’s financial statements, as adjusted for certain non-recurring items that are approved by the Board of Directors. Total Shareholder Return Against Peers (TSR) is based on the Company’s stock and dividend performance measured against the group of fifteen similar financial institutions utilized by Towers Watson in its study. See “How Compensation is Determined – Use of Compensation Consultant.” Internal Audit Score Average is calculated using the average audit score as determined by the Company’s Internal Auditor during the calendar year. Internal audit scores range from Unsatisfactory (1) to Superior (4). The Company must attain net income of at least $1,884,370 and meet the threshold level in at least one category in order to pay any bonus based on the Company’s performance. For 2010, the Company’s adjusted EPS was $1.07 (in calculating EPS for purposes of determining payouts under the incentive plan, a $0.05 tax benefit was disregarded), Efficiency Ratio was 58.04%, TSR was 75th Percentile and Audit Score Average was 3.11. Based on the weighting of the various Categories set forth above, the Bank’s performance funded at 134.4% of Target. Actual payouts were subject to adjustment for each NEO’s performance. Based on the above matrix and performance of the Company, the Bank and the individual objectives established for each of the NEOs, payouts under the Plan totaled $366,240, $178,416, $136,079, $102,816 and $84,010 for Messrs. Garbarino, Nardelli, Fitzpatrick, Lebel and Iantosca, respectively.

Equity Incentive Awards. The Board, at the recommendation of the Compensation Committee, approved the grant of stock options and restricted stock awards under the 2006 Stock Plan. The award levels and vesting schedule were determined based on various factors, including prevailing market conditions, performance and responsibilities of individual executives, current pay levels, the amount of awards previously granted and the Towers Watson report. Awards in 2010 to the NEOs are presented under the “Stock Award” column of the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Benefits. All NEOs participate in the benefit plans generally available to the employees, including medical insurance, the 401(k) Plan and the ESOP. The Company also maintains SERPs covering Messrs. Garbarino, Nardelli and Fitzpatrick. These SERPs are intended to promote continued service of covered executives by providing a supplement to the executive’s other qualified retirement plan benefits, which are limited by law. The benefit is based on the average of the highest compensation during any four consecutive calendar years and length of service with the Company. In 2010 Mr. Garbarino agreed to make a portion of his SERP payment contingent upon the attainment of certain Company performance targets. If the 2011 Cash Incentive Compensation Plan is approved, these amounts would be paid under that Plan to maximize their tax deductibility.

Perquisites. The Company provided perquisites to selected NEOs in the form of Company-paid automobile benefits and golf club dues. The NEOs are subject to the Company’s Travel and Entertainment Policy, which governs travel, dining and entertainment expenses for all employees.

Deferred Compensation. The Bank provides the NEOs with an opportunity to elect to defer current compensation under the Deferred Compensation Plan for Executives (“Deferral Plan”). The Deferral Plan permits eligible executives selected by the Bank’s Board to elect to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Deferral Plan.

Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. Garbarino, Nardelli and Fitzpatrick (individually, the “Executive”). The employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino, Nardelli and Fitzpatrick.

The employment agreements provide for a three-year term for the Executives. The Bank employment agreement provides that the Board of the Bank, annually, may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

The agreements provide for termination, at any time, by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: (1) failure to re-elect the Executive to his current offices; (2) a material change in the Executive’s functions, duties or responsibilities; (3) material change in the Executive’s principal place of employment; (4) material reduction in the Executive’s salary; or (5) a material breach of the agreement by the Bank, the Company, the Executive, or in the event of Executive’s subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement.

Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years’ compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors’ or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive’s life, health, and disability coverage for thirty-six months. Although both the Company and the Bank agreements provide for a severance payment in the event of a termination by the Company or the Bank, or in the event of a termination following a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

Payments to the Executive under the Bank’s agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company’s agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

Change in Control Agreements. For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreements (“CIC Agreements”) with Messrs. Lebel and Iantosca (individually, the “Executive”). Each CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company’s CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company’s CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive’s average annual compensation for the five years preceding termination. Annual compensation includes Base Salary, commissions, bonuses, contributions on behalf of the Executive to any pension and profit sharing plan, severance payments and fringe benefits paid or to be paid the Executive during such years. Additionally, in the event the Executive has been employed less than five years at the time of termination in connection with a change in control, the Executive’s annual compensation shall be annualized for any partial taxable year of employment or service as if the Executive was employed or served for the full taxable year. The Bank’s CIC Agreement is similar to that of the Company. The Bank CIC Agreement provides that the Board of the Bank may, annually, extend the CIC Agreement for an additional year so that the remaining term shall be two years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. However, any payments to the Executive under the Bank’s CIC Agreement, would be subtracted from any amount due simultaneously under the Company’s CIC Agreement. The Company and the Bank would also continue and pay for the Executive’s life, health and disability coverage for thirty-six (36) full calendar months following termination.

Payments to the Executive under the Bank’s CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company during the fiscal year ended December 31, 2010 to or for the account of the CEO, Chief Financial Officer, and the other three (3) most highly compensated executive officers of the Company:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)		Total ($)
John R. Garbarino, Chief Executive Officer of the Company and the Bank	2010 2009 2008	545,000 537,500 528,616	54,500 310,000 50,430	163,428 — 151,178	366,240 116,400 206,561	— — —	464,437 434,296 423,630	(5)	1,593,603 1,398,196 1,360,415
Vito R. Nardelli, President and Chief Operating Officer of the Company and the Bank	2010 2009 2008	312,693 289,900 278,977	18,150 120,000 16,810	54,479 — 50,393	178,416 57,666 103,309	— 177 2,731	100,712 93,895 93,843	(6)	664,450 561,638 546,063
Michael J. Fitzpatrick, Executive Vice President and Chief Financial Officer of the Company and the Bank	2010 2009 2008	253,750 243,150 235,615	18,150 104,000 16,810	54,479 — 50,393	136,079 42,716 77,554	610 5,234 6,979	95,198 94,243 93,852	(7)	558,266 489,343 481,203
Joseph J. Lebel III, First Senior Vice President and Chief Lending Officer of the Bank	2010 2009 2008	213,000 202,100 193,662	6,050 52,000 5,631	18,163 — 16,799	102,816 35,881 54,176	— — —	21,027 20,262 24,395	(8)	361,056 310,243 294,663
Joseph R. Iantosca, First Senior Vice President and Chief Administrative Officer of the Bank	2010 2009 2008	195,060 189,805 186,462	6,117 4,359 5,631	18,361 13,042 16,799	84,010 41,427 46,310	— — —	22,102 21,249 28,511	(9)	325,650 269,882 283,713

(1)	Reflects the value of restricted stock awards granted to the executive officers under the 2006 Stock Plan based on the grant date fair value of the awards. See note 1 to Company’s consolidated financial statements for the year ended December 31, 2010, filed with the Company’s Form 10-K for assumptions made in the valuation. A portion of the 2009 stock awards to Messrs. Garbarino, Nardelli, Fitzpatrick and Lebel were performance based. As a result of Company performance over the applicable performance period, they will earn $282,595, $107,337, $94,172, and $44,062, respectively, of the 2009 awards listed above, provided they satisfy the other conditions for vesting. See “– Outstanding Equity Awards at Year-End” and “Stock Ownership”.
(2)	Reflects the value of stock option awards granted to the executive officers under the 2006 Stock Plan and based on the grant date fair value of the awards.
(3)	Reflects payments made for each respective year under the Incentive Compensation Plan.

(4)	Reflects earnings on amounts deferred under the Deferred Compensation Plan for Executives during 2010, 2009 and 2008.
(5)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $9,788 in 2010, $9,493 in 2009 and $15,100 in 2008; (b) Company matching contribution to the 401(k) Plan of $8,575 in 2010, $8,575 in 2009 and $8,050 in 2008; (c) allocations under the Supplemental Executive Retirement Plan of $414,772 in 2010, $387,050 in 2009 and $372,832 in 2008; (d) Company-paid life insurance premiums of $5,544 in 2010, $5,544 in 2009 and $3,612 in 2008; (e) Company-provided automobile benefit of $14,707 in 2010, $13,951 in 2009 and $14,774 in 2008; and (f) Company-paid club dues of $11,051 in 2010, $9,683 in 2009 and $9,262 in 2008.
(6)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $9,788 in 2010, $9,427 in 2009 and $15,100 in 2008; (b) Company matching contribution to the 401(k) Plan of $8,575 in 2010, $8,575 in 2009 and $8,050 in 2008; (c) allocations under the Supplemental Executive Retirement Plan of $68,636 in 2010, $63,405 in 2009 and $59,899 in 2008; (d) Company-paid life insurance premiums of $4,847 in 2010, $4,364 in 2009 and $2,632 in 2008; and (e) Company-provided automobile benefit of $8,866 in 2010, $8,124 in 2009 and $8,162 in 2008.
(7)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $9,788 in 2010, $9,323 in 2009 and $15,100 in 2008; (b) Company matching contribution to the 401(k) Plan of $8,299 in 2010, $8,298 in 2009 and $8,050 in 2008; (c) allocations under the Supplemental Executive Retirement Plan of $67,621 in 2010, $61,975 in 2009 and $56,316 in 2008; (d) Company-paid life insurance premiums of $2,405 in 2010, $1,245 in 2009 and $1,168 in 2008; and (e) Company provided automobile benefit of $7,085 in 2010, $13,402 in 2009 and $13,218 in 2008.
(8)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $8,492 in 2010, $7,729 in 2009 and $12,679 in 2008; (b) Company matching contribution to the 401(k) Plan of $5,844 in 2010, $5,865 in 2009 and $5,106 in 2008; (c) Company-paid life insurance premiums of $691 in 2010, $668 in 2009 and $610 in 2008; and (d) Company-provided automobile benefit of $6,000 in 2010, $6,000 in 2009 and $6,000 in 2008.
(9)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $7,778 in 2010, $7,294 in 2009 and $14,458 in 2008; (b) Company matching contribution to the 401(k) Plan of $6,827 in 2010, $6,643 in 2009 and $6,648 in 2008; (c) Company-paid life insurance premiums $955 in 2010, $605 in 2009 and $585 in 2008; and (d) Company-provided automobile benefit of $6,542 in 2010, $6,707 in 2009 and $6,820 in 2008.

Grants of Plan-Based Awards

The following table sets forth certain information regarding stock options and restricted stock awards to the executive officers of the Company during the Company’s fiscal year ended December 31, 2010.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock & Option Awards ($)[5]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John R. Garbarino	2/17/2010	68,125	272,500	613,125	5,450	89,305	10.00	217,928

Vito R. Nardelli	2/17/2010	36,875	147,500	331,875	1,815	29,770	10.00	72,629

Michael J. Fitzpatrick	2/17/2010	25,312	101,249	227,810	1,815	29,770	10.00	72,629

Joseph J. Lebel III	2/17/2010	21,250	85,000	191,250	605	9,925	10.00	24,213

Joseph R. Iantosca	2/11/2010	15,627	62,507	140,641	605	9,925	10.11	24,478

(1)

Amounts shown represent the range of potential payouts for fiscal 2010 under the 2010 Incentive Compensation Plan. As described in the section titled “Cash Incentive Awards” in the Compensation Discussion and Analysis,

the level of actual payouts for 2010 under the Incentive Compensation Plan, were $366,240, $178,416, $136,079, $102,816 and $84,010, for Messrs. Garbarino, Nardelli, Fitzpatrick, Lebel and Iantosca, respectively. The performance period for the non-equity grants was January 1, 2010 through December 31, 2010.

(2)	Refers to awards of restricted shares of Company common stock under the 2006 Stock Plan. Awards vest over five years from date of grant.
(3)	Refers to awards of stock options under the 2006 Stock Plan. Options vest over five years from date of grant.
(4)	Closing price of the underlying shares of Company common stock at the Nasdaq Global Select Market on the date of grant.
(5)	Grant date fair value.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock option and stock awards to the executive officers of the Company during the Company’s Fiscal year ended December 31, 2010:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Others Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Others Rights That Have Not Vested ($)
John R. Garbarino	120,000 90,000 90,000 3,430 3,806 50,400 36,450 25,515 — — — — — —	— — — — — 12,600 24,300 38,273 89,305 — — — — —	— — — — — — — — — — — — — —	17.880 23.440 22.525 23.070 20.795 23.475 22.170 16.810 10.000 — — — — —	2/20/12 5/30/13 5/28/14 1/19/15 4/20/15 2/15/16 2/21/17 2/20/18 2/17/20 — — — — —	— — — — — — — — — 930 1,563 1,800 24,660 5,450	— — — — — — — — — 11,969 20,116 23,166 317,374 70,142	— — — — — — — — — — — — — —	— — — — — — — — — — — — — —
Vito R. Nardelli	30,000 780 866 24,000 12,150 8,505 — — — — —	— — — 6,000 8,100 12,758 29,770 — — — —	— — — — — — — — — — —	22.380 23.070 20.795 23.475 22.170 16.810 10.000 — — — —	6/01/14 1/19/15 4/20/15 2/15/16 2/21/17 2/20/18 2/17/20 — — — —	— — — — — — — 520 600 9,366 1,815	— — — — — — — 6,692 7,722 120,540 23,359	— — — — — — — — — — —	— — — — — — — — — — —

(Table continues and footnotes on following pages)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Others Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Others Rights That Have Not Vested ($)
Michael J. Fitzpatrick	45,000 33,000 30,000 1,320 1,464 24,000 12,150 8,505 — — — — —	— — — — — 6,000 8,100 12,758 29,770 — — — —	— — — — — — — — — — — — —	17.880 23.440 22.525 23.070 20.795 23.475 22.170 16.810 10.000 — — — —	2/20/12 5/30/13 5/28/14 1/19/15 4/20/15 2/15/16 2/21/17 2/20/18 2/17/20 — — — —	— — — — — — — — — 520 600 8,219 1,815	— — — — — — — — — 6,692 7,722 105,779 23,359	— — — — — — — — — — — — —	— — — — — — — — — — — — —
Joseph J. Lebel III	8,000 2,700 2,835 — — — —	2,000 1,800 4,253 9,925 — — —	— — — — — — —	22.740 20.250 16.810 10.000 — — —	4/28/16 3/02/17 2/20/18 2/17/20 — — —	— — — — 201 3,846 605	— — — — 2,587 49,498 7,786	— — — — — — —	— — — — — — —
Joseph Iantosca	1,250 10,000 554 615 8,000 4,050 2,835 1,418 — — — — —	— — — — 2,000 2,700 4,253 5,670 9,925 — — — —	— — — — — — — — — — — — —	25.165 22.525 23.070 20.795 23.475 20.250 16.810 12.280 10.110 — — — —	2/16/14 5/28/14 1/19/15 4/20/15 2/15/16 3/2/17 2/20/18 2/18/19 2/11/20 — — — —	— — — — — — — — — 170 201 284 605	— — — — — — — — — 2,188 2,587 3,655 7,786	— — — — — — — — — — — — —	— — — — — — — — — — — — —

(1)	Options vest as to 20% of the shares subject to the grant on each anniversary of the grant date, subject to the executive’s continued service on the relevant vesting dates. With respect to Mr. Garbarino’s stock options that have not vested, the options for 12,600 shares vest on February 15, 2011; the options for 24,300 shares vest in equal installments on February 21, 2011 and February 21, 2012; the options for 38,273 shares vest in equal installments on February 20, 2011, February 20, 2012, and February 20, 2013; and the options for 89,305 shares vest in equal installments on February 17, 2011, February 17, 2012, February 17, 2013, February 17, 2014, and February 17, 2015.

With respect to Mr. Nardelli’s stock options that have not vested, the options for 6,000 shares vest on February 15, 2011; the options for 8,100 shares vest in equal installments on February 21, 2011 and February 21, 2012; the options for 12,758 shares vest in equal installments on February 20, 2011, February 20, 2012, and February 20, 2013; and the options for 29,770 shares vest in equal installments on February 17, 2011, February 17, 2012, February 17, 2013, February 17, 2014, and February 17, 2015.

With respect to Mr. Fitzpatrick’s stock options that have not vested, the options for 6,000 shares vest on February 15, 2011; the options for 8,100 shares vest in equal installments on February 21, 2011 and February 21, 2012; the options for 12,758 shares vest in equal installments on February 20, 2011, February 20, 2012, and February 20, 2013; and the options for 29,770 shares vest in equal installments on February 17, 2011, February 17, 2012, February 17, 2013, February 17, 2014, and February 17, 2015.

With respect to Mr. Lebel’s stock options that have not vested, the options for 2,000 shares vest on April 28, 2011; the options for 1,800 shares vest in equal installments on March 2, 2011 and March 2, 2012; the options for 4,253 shares vest in equal installments on February 20, 2011, February 20, 2012 and February 20, 2013; and the options for 9,925 shares vest in equal installments on February 17, 2011, February 17, 2012, February 17, 2013, February 17, 2014, and February 17, 2015.

With respect to Mr. Iantosca’s stock options that have not vested, the options for 2,000 shares vest on February 15, 2011; the options for 2,700 shares vest in equal installments on March 2, 2011 and March 2, 2012; the options for 4,253 shares vest in equal installments on February 20, 2011, February 20, 2012 and February 20, 2013; the options for 5,670 shares vest in equal installments on February 18, 2011, February 18, 2012, February 18, 2013 and February 18, 2014; and the options for 9,925 shares vest in equal installments on February 11, 2011, February 11, 2012, February 11, 2013, February 11, 2014, and February 11, 2015.

(2)	With respect to Mr. Garbarino’s shares that have not vested, the 930 shares vest on February 15, 2011; the 1,563 shares vest in equal installments on March 1, 2011 and March 1, 2012; the 1,800 shares vest in equal installments on March 1, 2011, March 1, 2012 and March 1, 2013; the 24,660 shares vest on July 21, 2011; and the 5,450 shares vest in equal installments on March 1, 2011, March 1, 2012, March 1, 2013, March 1, 2014, and March 1, 2015.

With respect to Mr. Nardelli’s shares that have not vested, the 520 shares vest in equal installments on March 1, 2011 and March 1, 2012; the 600 shares vest in equal installments on March 1, 2011, March 1, 2012 and March 1, 2013; the 9,366 shares vest on July 21, 2011; and the 1,815 shares vest in equal installments on March 1, 2011, March 1, 2012, March 1, 2013, March 1, 2014, and March 1, 2015.

With respect to Mr. Fitzpatrick’s shares that have not vested, the 520 shares vest in equal installments on March 1, 2011 and March 1, 2012; the 600 shares vest in equal installments on March 1, 2011, March 1, 2012 and March 1, 2013; the 8,219 shares vest on July 21, 2011; and the 1,815 shares vest in equal installments on March 1, 2011, March 1, 2012, March 1, 2013, March 1, 2014, and March 1, 2015.

With respect to Mr. Lebel’s shares that have not vested, the 201 shares vest in equal installments on March 1, 2011, March 1, 2012 and March 1, 2013; the 3,846 shares vest on July 21, 2011; and the 605 shares vest in equal installments on March 1, 2011, March 1, 2012, March 1, 2013, March 1, 2014, and March 1, 2015.

With respect to Mr. Iantosca’s shares that have not vested, the 170 shares vest in equal installments on March 1, 2011 and March 1, 2012; the 201 shares vest in equal installments on March 1, 2011, March 1, 2012 and March 1, 2013; the 284 shares vest in equal installments on March 1, 2011, March 1, 2012, March 1, 2013 and March 1, 2014; and the 605 shares vest in equal installments on March 1, 2011, March 1, 2012, March 1, 2013, March 1, 2014, and March 1, 2015

(3)	Market Value computed as of close of business on December 31, 2010 of $12.87.

Option Exercises and Stock Vested

The following table sets forth certain information regarding exercises of options or vesting of restricted shares during the Company’s fiscal year ended December 31, 2010:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
John R. Garbarino	—	—	2,314	23,785
Vito R. Nardelli	—	—	461	4,813
Michael J. Fitzpatrick	—	—	461	4,813
Joseph J. Lebel III	—	—	67	699
Joseph R. Iantosca	—	—	223	2,328

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plan

The Bank maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide eligible executive officers with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of the average of the highest compensation during any four consecutive calendar years and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP. The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust’s assets are taxable to the participants. On December 20, 2010, the Bank and Mr. Garbarino entered into an amendment to his SERP Agreement to make a portion of the payments due to Mr. Garbarino contingent upon performance against metrics established by the Compensation Committee to improve the tax deductibility of his compensation.

Nonqualified Deferred Compensation Plan for Executives

NEOs may participate in the Deferred Compensation Plan for Executives (“Deferral Plan”). This plan allows eligible officers selected by the Bank’s Board to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the plan. The participating executive’s deferral is credited to a bookkeeping account and increased on the last day of each month by interest earned at the rate equal to the Stable Fund Rate for the 401(k) Plan plus 250 basis points.

The following table sets forth certain information regarding nonqualified deferred compensation benefits to NEOs of the Company during the Company’s fiscal year ended December 31, 2010:

Name	Plan	Executive contributions in last FY ($)	Registrant contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(2)
John R. Garbarino	SERP Deferral Plan	— —	414,772 —	— —	— —	— —
Vito R. Nardelli	SERP Deferral Plan	— —	68,636 —	— —	— —	— —
Michael J. Fitzpatrick	SERP Deferral Plan	— —	67,621 —	— 17,935	— —	— 368,481
Joseph J. Lebel III	SERP Deferral Plan	— —	— —	— —	— —	— —
Joseph R. Iantosca	SERP Deferral Plan	— —	— —	— —	— —	— —

(1)	Represents annual SERP contributions. The contributions are held in trust for the irrevocable benefit of SERP participants. Contributions and trust earnings are taxed to participants in the year they are added to the trust. SERP account balances are treated as participant assets, rather than Company assets, and are not reflected on the Company’s financial statements.
(2)	Excludes SERP account balances.

Potential Payments Upon Termination or Change in Control

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) which provide for payments to executive officers at, following or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination. The employment agreement of Messrs. Garbarino, Nardelli and Fitzpatrick provide for certain severance payments in the event employment is terminated by the Company or the Bank without cause or the executive terminates employment under the circumstances described above under “Employment Agreements.” The severance payment provided under the employment agreements would be equal to (i) the amount of remaining payments the executive would receive if he had continued employment during the remaining term of the agreement at the executive’s base salary as of the date of termination and (ii) an amount equal to the annual contributions that would have been made on executive’s behalf to any employee benefit plans of the Company or the Bank during the remaining term of the agreement based on contributions made as of the date of termination. In addition, the executive would receive continued life, medical, dental and disability coverage for the remaining term of the agreement. Payments, other than continued welfare benefits, would be made on a lump sum basis. Payments and benefits would be provided by either the Company or the Bank.

Employment Agreements — Involuntary or Constructive Termination Following Change in Control. The employment agreements for Messrs. Garbarino, Nardelli and Fitzpatrick provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal, other than for cause, or (ii) the executive’s voluntary resignation following any failure to reelect the Executive to his current offices, a material change in the Executive’s functions, duties or responsibilities, a material change in the Executive’s principal place of employment, material reduction in the Executive’s salary, or material breach of the employment agreement unless such termination is due to death or for cause, as defined in the agreement.

A “change in control” means a change in control of the Company or the Bank involving (a) an event reportable on form 8-K pursuant to Section 13 or 15(d) of the Exchange Act; (b) a Change in Control within the meaning of the Home Owners’ Loan Act of 1933, the Federal Deposit Insurance Act or Office of Thrift Supervision regulations; (c) a person becoming beneficial owner, directly or indirectly, of 20% the outstanding securities of the Company or the Bank; (d) a change in majority control of the Board of Directors of the Company, other than a change approved by the incumbent board; (e) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or the Bank in which either entity is not the survivor; (f) a distribution soliciting proxies for stockholder approval of a plan of reorganization, merger or consolidation of the Company or the Bank as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by either entity; or (g) a tender offer is made for 20% or more of the voting securities of the Company or the Bank.

If the change in control benefit is triggered, the officer is entitled to a benefit equal to the greater of (A) three times the executive’s average annual compensation paid in the preceding five taxable years or (B) the payments due for the remaining term of the agreement. In addition, the executive would become entitled to continued life, medical, dental and disability coverage for 36 months following the change in control. In the event payments and benefits under employment agreements, together with other payments and benefits he may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the employment agreements provide that the executive would be entitled to the greater of (i) the total net-after tax benefit or (ii) the net-after tax benefit after reduction of the aggregate parachute to an amount $1.00 less than the executive’s “base amount,” which is three times the executive’s average taxable compensation for the five tax years ending with the tax year prior to the change in control. Payments, other than continued welfare benefits, would be made on a lump sum basis. Benefits would be provided by the Company or the Bank.

Change in Control Agreements — Involuntary or Constructive Termination Following Change in Control. The change in control agreements with Messrs. Lebel and Iantosca provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal other than for cause or (ii) the executive’s voluntary resignation following any failure to re-elect the Executive to his current offices, a material change in the Executive’s functions, duties or responsibilities, a material change in the Executive’s principal place of employment, a material change in the Executive’s salary, or a material breach of the change of control unless such termination is due to death or for cause, as defined in the agreement.

For purposes of the Change in Control Agreements, the definition of “Change in Control” is the same as described above under “Employment Agreements – Involuntary or Constructive Termination Following a Change of Control.”

If the change in control benefit is triggered, the officer is entitled to a benefit equal to two times the executive’s average annual compensation paid in the most recent five taxable years. In addition, the executive would become entitled to continued life, medical, dental and disability coverage for 36 months following the change in control. In the event payments and benefits under the change in control agreements, together with other payments and benefits he may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the change in control agreements provide that payments under the agreements will be reduced to an amount $1.00 less than the executive’s “base amount,” which is three times the executive’s average taxable compensation for the five tax years ending with the tax year prior to the change in control. Payments, other than continued welfare benefits, would be made on a lump sum basis. Benefits would be provided by the Company or the Bank.

Equity Incentive Plan — Change in Control Grant. In the event of a change in control, the 2006 Stock Plan provides that each option award under the plan will become fully exercisable and remain exercisable for the duration of their term and all restricted stock awards will become fully vested. In addition, the plan provides that all stock awards available for grant under the plan will be automatically granted to employees and outside directors in proportion to the grants of awards previously made under the 2006 Stock Plan and the 2000 Stock Option Plan. Under both Plans, “Change in Control” has the same meaning as described above under “Employment Agreements Involuntary or Constructive Termination Following a Change in Control.”

Supplemental Executive Retirement Plan — Involuntary or Constructive Termination. In the event of a “change in control” participants in the Supplemental Executive Retirement Plan are entitled to a lump sum contribution equal to the supplemental retirement income benefit contribution required for the year in which the change in control occurs plus the present value of the total supplemental retirement income benefit contributions which would have been required for the three years following the year in which the change in control occurs.

Summary of Potential Payments Upon Termination or Change in Control. The following tables summarize potential payments to each executive officer listed on the summary compensation table assuming a triggering termination of employment occurred on December 31, 2010. The tables do not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

John R. Garbarino

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(6)		Death
Cash Compensation	$4,066,787	(1)	—		$2,819,947		—
Value of Continued Health and Welfare Benefits	72,389	(2)	—		72,389	(2)	—
Acceleration of Stock and Option Awards	—		$699,100	(3)	—		$699,100	(3)
Automatic Stock Grant	—		484,337	(4)	—		—
SERP Contribution	—		1,401,029	(5)	—		2,040,529	(7)

Total	$4,139,176		$2,584,466		$2,892,336		$2,739,629

(1)	Represents estimated lump sum payments and benefits due for the remaining three-year term of the employment agreement based on current year levels of base salary, incentive plan payment and employee benefit plan contributions.
(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.
(3)	Represents the value of accelerated vesting of 34,403 shares of restricted Company stock and stock options covering 164,478 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price).
(4)	Represents the value of an automatic change in control award of 37,633 shares of Company common stock based on the shares remaining in the 2006 Stock Plan as of December 31, 2010.
(5)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.
(6)	Executive would also receive benefits set forth under “Change in Control.”
(7)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

Vito R. Nardelli

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(6)		Death
Cash Compensation	$1,816,122	(1)	—		$1,600,979		—
Value of Continued Health and Welfare Benefits	75,731	(2)	—		75,731	(2)	—
Acceleration of Stock and Option Awards	—		$243,769	(3)	—		$243,769	(3)
Automatic Stock Grant	—		127,838	(4)	—		—
SERP Contribution	—		237,723	(5)	—		348,235	(7)

Total	$1,891,853		$609,330		$1,676,710		$592,004

(1)	Represents estimated lump sum payments and benefits due for the remaining three-year term of the employment agreement based on current year levels of base salary, incentive plan payment and employee benefit plan contributions.

(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.
(3)	Represents the value of accelerated vesting of 12,301 shares of restricted Company stock and stock options covering 56,628 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price).
(4)	Represents the value of an automatic change in control award of 9,933 shares of Company common stock based on the shares remaining in the 2006 Stock Plan as of December 31, 2010.
(5)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.
(6)	Executive would also receive benefits set forth under “Change in Control.”
(7)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

Michael J. Fitzpatrick

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(6)		Death
Cash Compensation	$1,457,240	(1)	—		$1,246,077		—
Value of Continued Health and Welfare Benefits	65,341	(2)	—		65,341	(2)	—
Acceleration of Stock and Option Awards	—		$228,994	(3)	—		$228,994	(3)
Automatic Stock Grant	—		183,642	(4)	—		—
SERP Contribution	—		234,046	(5)	—		1,136,356	(7)

Total	$1,522,581		$646,682		$1,311,418		$1,365,350

(1)	Represents estimated lump sum payments and benefits due for the remaining three-year term of the employment agreement based on current year levels of base salary, incentive plan payment and employee benefit plan contributions.
(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.
(3)	Represents the value of accelerated vesting of 11,154 shares of restricted Company stock and stock options covering 56,628 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price).
(4)	Represents the value of an automatic change in control award of 14,269 shares of Company common stock based on the shares remaining in the 2006 Stock Plan as of December 31, 2010.
(5)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.
(6)	Executive would also receive benefits set forth under “Change in Control.”
(7)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

Joseph J. Lebel III

Payments and Benefits	Involuntary or Constructive Termination	Change in Control		Involuntary or Constructive Termination following a Change in Control(3)		Death
Cash Compensation	—	—		$455,122		—
Value of Continued Health and Welfare Benefits	—	—		63,842	(4)	—
Acceleration of Stock and Option Awards	—	$88,343	(1)	—		$88,343	(1)
Automatic Stock Grant	—	27,851	(2)	—		—

Total	—	$116,194		$518,964		$88,343

(1)	Represents the value of accelerated vesting of 4,652 shares of restricted Company stock and stock options covering 17,978 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price).
(2)	Represents the value of an automatic change in control award of 2,164 shares of Company common stock based on the shares remaining in the 2006 Stock Plan as of December 31, 2010.
(3)	Executive would also receive benefits set forth under “Change in Control.”
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.

Joseph R. Iantosca

Payments and Benefits	Involuntary or Constructive Termination	Change in Control		Involuntary or Constructive Termination following a Change in Control(3)		Death
Cash Compensation	—	—		$485,660		—
Value of Continued Health and Welfare Benefits	—	—		64,149	(4)	—
Acceleration of Stock and Option Awards	—	$46,950	(1)	—		$46,950	(1)
Automatic Stock Grant	—	44,183	(2)	—		—

Total	—	$91,133		$549,809		$46,950

(1)	Represents the value of accelerated vesting of 1,260 shares of restricted Company stock and stock options covering 24,548 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price).
(2)	Represents the value of an automatic change in control award of 3,433 shares of Company common stock based on the shares remaining in the 2006 Stock Plan as of December 31, 2010.
(3)	Executive would also receive benefits set forth under “Change in Control.”
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation earned by or paid to the Directors during the Company’s fiscal year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Joseph J. Burke	68,000	6,050	6,057	—	12,739	92,846
Angelo Catania	57,600	6,050	6,057	—	9,645	79,352
John W. Chadwick	58,400	6,050	6,057	—	9,146	79,653
Carl Feltz, Jr.	59,200	6,050	6,057	—	9,645	80,952
Donald E. McLaughlin	60,000	6,050	6,057	—	9,645	81,752
Diane F. Rhine	65,000	6,050	6,057	241	9,645	86,993
John E. Walsh	64,800	6,050	6,057	391	—	77,298

(1)	Aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.
(2)	For awards of stock, the amounts presented above reflect the full grant date fair value. Each director received a grant of 605 stock awards in 2010. The grant date fair value of these stock awards is expensed over a five year vesting period. Each of the directors had 1,333 of stock awards unvested at the end of fiscal 2010.
(3)	For awards of stock options, the amounts are based on the grant date fair value. Each director received a grant of 3,310 stock options in 2010. Each of the directors had vested and unvested options to purchase the following number of shares of Company common stock outstanding at the end of fiscal 2010: Mr. Burke, 13,286; Mr. Catania, 13,286; Mr. Chadwick, 32,286; Mr. Feltz, 32,286; Mr. McLaughlin, 32,286; Ms. Rhine, 32,286; and Mr. Walsh, 32,286.
(4)	Reflects above-market or preferential earnings on non-tax-qualified deferred compensation.
(5)	Company paid medical benefits.

Cash and Stock Retainers and Meeting Fees for Non-Employee Directors. The following tables set forth the applicable retainers and fees that are paid to non-employee directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company. Until a Director attains the stock ownership levels required under the Guidelines for directors, the Company and Bank retainers are paid in the form of Company stock.

Directors of OceanFirst Bank:
Annual Retainer	$ 15,000 (paid in quarterly installments)
Fee per Board Meeting (Regular or Special)	$ 1,000
Fee per Committee Meeting	$ 800
Directors of OceanFirst Financial Corp.:
Annual Retainer	$ 20,000 (paid in quarterly installments)
Additional Annual Cash Retainer for the Chairperson of each of the Audit and Corporate Governance/Nominating Committees	$ 8,000
The Human Resources/Compensation Committee	$ 5,000

Deferred Compensation Plan for Directors. The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the “Benefit Age”). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

HUMAN RESOURCES/COMPENSATION COMMITTEE REPORT

The following is the report of the Human Resources/Compensation Committee with respect to the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2010:

The Human Resources/Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on the review and discussions, the Human Resources/Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and the Company’s proxy statement for the annual meeting of stockholders to be held on May 5, 2011.

The Human Resources/Compensation Committee

Diane F. Rhine, Chairperson

Carl Feltz, Jr.

John E. Walsh

The above report of the Human Resources/Compensation Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

HUMAN RESOURCES/COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No person serving as a member of the Human Resources/Compensation Committee, Diane F. Rhine, Carl Feltz Jr., or John E. Walsh, during the past fiscal year, is or was a current or former officer or employee of the Company or the Bank or engaged in certain transactions with the Company or the Bank that are required to be disclosed by Commission regulations. See Transactions With Management—Other Transactions. Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Human Resources/Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in OceanFirst Common Stock during the fiscal year ended December 31, 2010, except for Steven J. Tsimbinos, a Section 16 Officer, who experienced a late filing for a restricted stock award on September 7, 2010 (the day he joined the Company) and for Diane Rhine, who experienced a late filing for a charitable gift made on December 16, 2010.

TRANSACTIONS WITH MANAGEMENT

Loans and Extensions of Credit

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by OceanFirst Bank to its executive officers and directors as long as it is in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and must be prior approved by a majority of independent outside directors of the Bank not having any interest in the transaction. All loans made by the Bank to its executive officers and directors were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Notwithstanding the above, the Bank offers to executive officers residential loans secured by their primary residence on terms not available to the public but available to all other full-time employees, as permitted under federal regulations. The Bank has a policy of providing mortgage, home equity and auto loans to officers and employees who have completed one year of service, at a rate that is 1% below the Bank’s prevailing rate for the specific type of loan. The following chart reflects loans outstanding to executive officers and immediate family members sharing the same household as the executive officer, which were made at the discounted interest rate and which exceed $120,000 in the period presented. The information is presented as of December 31, 2010:

OCEANFIRST BANK CREDIT EXTENSIONS TO INSIDERS

AS OF DECEMBER 31, 2010

NAME	POSITION	LOAN TYPE	LARGEST AMOUNT OF PRINCIPAL OUTSTANDING IN 2010	PRINCIPAL OUTSTANDING AS OF DECEMBER 31, 2010	PRINCIPAL PAID IN 2010	INTEREST PAID IN 2010	CURRENT RATE
Joseph R. Iantosca	First Senior Vice President, Chief Administrative Officer of the Bank	First Mortgage	$559,032	$550,297	$8,735	$19,510	2.5%

Other Transactions

On April 20, 2006, the Board of Directors placed a moratorium on any transactions between the Company and Bank and any director, their family members or affiliated entities. No such transactions took place in 2010.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE PROCEDURES

General

It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below:

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;
(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as amended;
(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
(4)	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
(5)	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Criteria for Director Nominees

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The same criteria are used for persons nominated by the Committee or by a stockholder. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Corporate Governance/Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity of skills, size of the Board of Directors and regulatory disclosure obligations.

The Corporate Governance/Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time, and whether a director is expected to retire in the near future. While no single nominee may possess all of the skills needed to be a director, the Committee seeks to maintain a diversity of skills among the board members necessary for the optimal functioning of the Board in its oversight of the Company. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

Pursuant to the Corporate Governance/Nominating Committee Charter as approved by the Board, the Corporate Governance/Nominating Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance/Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Corporate Governance/Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Corporate Governance/Nominating Committee has not received any recommended nominees from the Company’s stockholders to be considered for election at this annual meeting. The Corporate Governance/Nominating Committee has not previously used nor currently uses an independent search firm to identify or evaluate potential director nominees.

Evaluation. In evaluating potential director candidates, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Corporate Governance/Nominating Committee will conduct a check of the individual’s background and interview the candidate.

ADDITIONAL INFORMATION

Stockholder Proposals

In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation’s main office at 975 Hooper Avenue, Toms River, New Jersey, 08754, no later than December 3, 2011. If next year’s Annual Meeting is held on a date more than 30 calendar days from May 5, 2012, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Corporate Governance/Nominating Committee Procedures.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 975 Hooper Avenue, Toms River, New Jersey 08754-2009.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Joseph J. Burke, CPA at the Company’s address. Other communications to the Board of Directors may be made to the Chairman of the Corporate Governance/Nominating Committee, John E. Walsh at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the annual meeting of stockholders held on May 6, 2010.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Georgeson Inc., a proxy solicitation firm, a fee of $6,500 plus expenses to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 9, 2011. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders Meeting to Be Held on May 5, 2011

The proxy statement and annual report to stockholders are available on the Company’s website (www.oceanfirst.com).

A copy of the Company’s Annual Report on Form 10-K, for the year ended December 31, 2010, as filed with the Securities and Exchange Commission may be accessed through the Company’s website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on March 9, 2011 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce the printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope. If you plan on attending and need directions to the meeting place, please contact Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754.

By Order of the Board of Directors

Steven J. Tsimbinos

Corporate Secretary

Toms River, New Jersey

April 1, 2011

You are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

APPENDIX A

OCEANFIRST FINANCIAL CORP.

2011 STOCK INCENTIVE PLAN

1.	DEFINITIONS

(a) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Holding Company, as such term is defined in sections 424(e) and 424(f) of the Code.

(b) “Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options and Stock Awards.

(c) “Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.

(d) “Bank” means OceanFirst Bank, Toms River, New Jersey.

(e) “Board of Directors” means the board of directors of the Holding Company.

(f) “Change in Control” means a change in control of the Bank or Holding Company of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a Change in Control within the meaning of the Home Owners’ Loan Act of 1933, as amended (“HOLA”) and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its successor bureau or agency), as in effect on the Effective Date (provided, that in applying the definition of change in control as set forth under such rules and regulations the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank or Holding Company; or (B) individuals who constitute the Board of Directors of the Holding Company on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction is consummated unless the persons who were the beneficial owners of the outstanding Shares of the Holding Company immediately before the consummation of such transaction beneficially own more than 51% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan to administer the Plan.

(i) “Common Stock” means the Common Stock of the Holding Company, par value, $.01 per share.

(j) “Covered Employee” means an Employee who is, or is determined by the Committee may become, a “covered employee” within the meaning of section 162(m) of the Code (or any successor provision), which generally means, the chief executive officer and the four other highest compensated officers of the Holding Company for whom total compensation is required to be reported to stockholders under the Securities Exchange Act of 1934.

(k) “Date of Grant” means the effective date of an Award.

(l) “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.

(m) “Disaffiliation” means an organization ceasing to be an Affiliate (within the meaning of Section 1(a) hereof) for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale).

(n) “Effective Date” means the date the Plan is approved by stockholders of the Holding Company.

(o) “Employee” means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

(r) “Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:

If the Common Stock was traded on the date in question on the NASDAQ Stock Market, then the Fair Market Value shall be equal to the closing price reported for such date;

If the Common Stock was traded on an established stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(s) “Holding Company” means OceanFirst Financial Corp.

(t) “Incentive Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is intended to meet the requirements of section 422 of the Code.

(u) “Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to Section 6 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.

(v) “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

(w) “Outside Director” means a member of the Boards of Directors of the Holding Company or an Affiliate or a director emeritus of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

(x) “Participant” means any person who holds an outstanding Award.

(y) “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: economic value added (as determined by the Committee); origination or sales of loans or deposits; regulatory capital ratios; deposit levels; sales of services; customer satisfaction; net income (either before or after taxes); operating earnings; return on capital; return on net assets; return on stockholders’ equity; return on assets; stockholder returns; productivity; expenses; margins; operating efficiency; earnings per share (basic or diluted); stockholders equity or tangible stockholders equity (either in the aggregate or per share); price per share of Common Stock; and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(z) “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Holding Company performance or the performance of the Bank, an Affiliate, a division or business unit of the Holding Company, the Bank or other Affiliate, or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, within the time prescribed by section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Holding Company, or the financial statements of the Holding Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(aa) “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

(bb) “Plan” means this OceanFirst Financial Corp. 2011 Stock Incentive Plan, as may be amended from time to time.

(cc) “Qualified Performance-Based Award” means a Stock Award that is intended to qualify as “qualified performance-based compensation” within the meaning of section 162(m) of the Code and is designated as a Qualified Performance-Based Award pursuant to Section 9 hereof.

(dd) “Retirement” with respect to an Employee means termination of employment which constitutes retirement under any tax-qualified plan maintained by the Holding Company or the Bank. However, unless the Committee determines otherwise, “Retirement” will be deemed not to have occurred for purposes of this Plan if the Participant continues to serve as a consultant to or on the Boards of Directors of the Holding Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director, “Retirement” means the termination of service from the respective boards of directors of the Holding Company or its Affiliates following written notice to the respective board of directors as a whole of such Outside Director’s intention to retire, except that, unless the Committee determines otherwise, an Outside Director shall be deemed not to have retired for purposes of this Plan in the event he continues to serve as a consultant to the board or as an advisory director or director emeritus.

(ee) “Share” means a share of Common Stock.

(ff) “Stock Award” means an Award granted to a Participant pursuant to Section 8 of the Plan, including an Award that is a Qualified Performance-Based Award pursuant to Section 9.

(gg) “Termination for Cause” shall mean, in the case of an Outside Director, removal from the Board of Directors or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of the Participant’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or any other grounds provided for under employment policies, as amended from time to time, of the Holding Company or its Affiliates.

2.	ADMINISTRATION

(a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of section 162(m) of the Code.

(b) The Committee shall have the sole and complete authority to:

(i)	determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;

(ii)	determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

(iii)	interpret and construe the Plan and all Award Agreements;

(iv)	prescribe, amend and rescind rules and regulations relating to the Plan;

(v)	determine the content and form of all Award Agreements;

(vi)	determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

(vii)	consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates thereof, provided that the Committee shall not have any discretion or authority to make changes to any Award that is intended to qualify as a Qualified Performance-Based Award to the extent that the existence of such discretion or authority would cause such Award not to so qualify or to “reprice” any Options within the meaning of Section 18(c) hereof;

(viii)	determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;

(ix)	maintain accounts, records and ledgers relating to Awards;

(x)	maintain records concerning its decisions and proceedings;

(xi)	employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(xii)	do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Holding Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

(d) The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Holding Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person; or (ii) any Qualified Performance-Based Award intended to satisfy the requirements of Code section 162(m).

(e) The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Qualified Performance-Based Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Qualified Performance-Based Award intended to satisfy the requirements of section 162(m) of the Code.

3.	TYPES OF AWARDS AND RELATED RIGHTS

The following types of Awards may be granted under the Plan:

(a) Non-Statutory Stock Options;

(b) Incentive Stock Options; and

(c) Stock Awards.

4.	STOCK SUBJECT TO THE PLAN

(a) General Limitation. Subject to adjustment as provided in Section 15 of the Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is 2,400,000 Shares.

(b) Individual Limitations. Subject to adjustment as provided in Section 15 of the Plan:

(i)	the maximum number of Shares with respect to which Options may be granted to any individual during any one calendar year is 500,000 Shares; and

(ii)	the maximum number of Shares with respect to Qualified Performance-Based Awards may be granted to an individual Covered Employee during any one calendar year is 200,000 Shares.

(c) Incentive Stock Option Limitation. Subject to adjustment as provided in Section 15 of the Plan, no more than 1,000,000 Shares reserved for issuance in connection with Awards may be issued under the Plan in connection with Incentive Stock Options.

(d) Share Counting. In applying the limitations of Sections 4(a), 4(b)(i) and 4(c) above, the following rules shall apply:

(i)	the number of Shares covered by an Option shall count against the limitations; and

(ii)	the number of Shares associated with Awards other than Options shall count against the limitations in a ratio of 2.5 to one. Thus, a Stock Award covering 100 Shares will count as 250 Shares for purposes of applying the limitations.

(e) Other Rules.

(i)	The number of Shares associated with an Award originally counted against the limitations as the result of the grant of the Award shall be restored against the limitations and be available for reissuance under this Plan if and to the extent the Award is surrendered, expires, terminates or forfeited for any reason (other than a cancellation within the meaning of Code section 162(m)).

(ii)	The following Shares shall not become available for issuance or reissuance under the Plan:

A.	Shares tendered by a Participant as full or partial payment to the Holding Company upon exercise of an Option, including Shares tendered by means of a “net exercise” as described in Section 11;

B.	Shares associated with an Option if the Option is cancelled within the meaning of Code section 162(m); and

C.	Shares withheld by, or otherwise remitted to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of Options granted under the Plan or upon any other payment or issuance of Shares under the Plan.

(f) Shares issued under the Plan may be either authorized but unissued Shares or authorized Shares previously issued and acquired or reacquired by the Holding Company.

5.	ELIGIBILITY

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate.

6.	NON-STATUTORY STOCK OPTIONS

The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non-Statutory Stock Option, after such Option becomes exercisable. A Non-Statutory Stock Option may not be exercised for fractional shares.

(c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(d) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant’s may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(e) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(f) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant’s Termination for Cause, all rights with respect to the Participant’s Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(g) Acceleration Upon Change in Control. In the event of a Change in Control, all Non-Statutory Stock Options held by a Participant shall immediately become exercisable and, subject to Section 15, shall remain exercisable until the expiration of the term of the Non-Statutory Stock Option.

(h) Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of Shares.

(i) Dividends. No dividends or dividend equivalents shall accrue or be paid on a Non-Statutory Stock Option.

7.	INCENTIVE STOCK OPTIONS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three months following the Date of the Participant’s cessation of employment (12 months if the cessation was on account of disability within the meaning of Code section 422). An Incentive Stock Option may not be exercised for fractional shares.

(d) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(e) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of the term of the Incentive Stock Option.

(f) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(g) Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee’s Termination for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(h) Acceleration Upon a Change in Control. In the event of a Change in Control, all Incentive Stock Options held by such a Participant shall become immediately exercisable and, subject to Section 15, shall remain exercisable until the expiration of the term of the Incentive Stock Option.

(i) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of Shares.

(j) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(k) Dividends. No dividends or dividend equivalents shall accrue or be paid on an Incentive Stock Option.

8.	STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Stock Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Payment of the Stock Award. The Stock Award may only be made in whole Shares.

(b) Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Stock Award. Notwithstanding other paragraphs in this Section 8, the Committee may, in its sole discretion, accelerate the vesting of any Stock Awards except for any Stock Awards that are Performance-Based Awards under Section 9 hereof. The acceleration of any Stock Award under the authority of this substitution shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.

(c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability, death or Termination for Cause, the Participant’s unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any Award Agreement relating to an award of a Stock Award, in the event of termination of the Participant’s service due to Retirement, Disability or death, all unvested Stock Awards held by such Participant, including any portion of a Stock Award subject to a performance goal, shall immediately vest and, in the event of the Participant’s Termination for Cause, the Participant’s unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

(d) Acceleration Upon a Change in Control. In the event of a Change in Control, all Stock Awards held by a Participant, whether or not vested at such time, shall become vested to the Participant or his legal representatives or beneficiaries upon the Change in Control.

(e) Dividends and Other Distributions. A Participant or beneficiary shall not be paid any dividends or other distributions with respect to Shares covered by Stock Awards until the Participant has become vested in the Shares. At the time of vesting, the Participant or beneficiary shall receive a cash payment equal to the aggregate dividends (without interest) that the Participant or beneficiary would have received if the Participant or beneficiary had owned all of the Shares in which the Participant or beneficiary vested for the period beginning on the Date of Grant of those shares, and ending on the date of vesting. No dividends shall be paid to a Participant or beneficiary with respect to any shares covered by an Award that are forfeited by the Participant.

(f) Voting of Stock Awards. After a Stock Award has been granted, but for which Shares covered by such Stock Award have not yet been earned and distributed to the Participant pursuant to the Plan and held in trust prior to vesting, the Participant shall be entitled to direct the trustee as to the voting of such Shares which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose. All Shares of Common Stock held by the trust as to which Participants are not entitled to direct, or have not directed the voting, shall be voted by the trustee in the same proportion as the Common Stock covered by Stock Awards which have been awarded is voted.

9.	PERFORMANCE-BASED STOCK AWARDS

(a) Purpose. The purpose of this Section 9 is to provide the Committee the ability to qualify Stock Awards granted under Section 8 as Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant to a Covered Employee a Stock Award that is intended to constitute a Qualified Performance-Based Award, the provisions of this Section 9 shall control over any contrary provision contained herein; provided, however, that the Committee may in its discretion grant Stock Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 9.

(b) Applicability. This Section 9 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c) Procedures with Respect to Qualified Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Award requirements of section 162(m)(4)(C) of the Code, with respect to any Stock Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Stock Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Stock Award is subject have been achieved. The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

(d) Payment of Qualified Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Holding Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Stock Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award shall be subject to any additional limitations set forth in section 162(m) of the Code (including any amendment to section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(f) Effect on Other Plans and Arrangements. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

10.	GRANTS IN THE EVENT OF A CHANGE IN CONTROL

(a) In the event of a Change in Control, all Stock Awards then available for grant under this Plan pursuant to Section 8 shall be automatically granted among those current Employees and current Outside Directors who have previously been granted Awards under this Plan, or granted options to purchase common stock under the OceanFirst Financial Corp. 2006 Stock Incentive Plan or the OceanFirst Financial Corp. 2000 Stock Option Plan (the “Prior Plans”), as of the date of the Change in Control. The number of Shares subject to Stock Awards to be granted to each such individual pursuant to this Section 10 shall be determined by multiplying the number of Stock Awards then available for grant pursuant to Section 8 of this Plan by a fraction, the numerator of which is the number of Awards previously granted to that individual under this Plan or the Prior Plans (whether or not yet exercised or vested) and the denominator of which is the total number of Awards previously granted to all such Employees and Outside Directors under this Plan and the Prior Plans (whether or not yet exercised). For purposes of calculating this fraction, the actual number of Shares subject to a Stock Award under this Plan or a Prior Plan shall be multiplied by a factor of 2.5 so that each Share covered by a Stock Award will count the same as 2.5 Shares subject to an Option.

(b) All Stock Awards granted pursuant to this Section 10 shall be 100% vested and free of any restrictions.

11.	METHOD OF EXERCISE OF OPTIONS

Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, Shares and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer, a constructive stock swap or a “net exercise”, as the Committee may specify in the applicable Award Agreement. A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (a) the Holding Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares with respect to which the Option is exercised, and (b) the Participant shall pay to the Holding Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued. Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) Shares are used to pay the Exercise Price pursuant to a “net exercise,” (ii) Shares are delivered to the Participant as a result of such exercise, and (iii) Shares are withheld to satisfy tax withholding obligations.

12.	RIGHTS OF PARTICIPANTS

No Participant shall have any rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant’s services.

13.	DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

14.	TRANSFERABILITY OF AWARDS

(a) Incentive Stock Options. Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, his Incentive Stock Options may be exercised only by him.

(b) Awards Other Than Incentive Stock Options. All Awards granted pursuant to this Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 14, “Family Members” mean with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. The provisions of this Section 14 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.

15.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

(a) Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Holding Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Holding Company or any of its subsidiaries (each, a “Organic Change”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 4 hereof, (ii) the number and kind of

Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation:

(i)	the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which stockholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option shall conclusively be deemed valid);

(ii)	the substitution of other property (including, without limitation, cash or other securities of the Holding Company and securities of entities other than the Holding Company) for Shares subject to outstanding Awards; and

(iii)	arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Holding Company and securities of entities other than the Holding Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following a Change in Control (as well as any corresponding adjustments to Awards that remain based upon Holding Company securities); and may, after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options. Such termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

(b) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 15 hereof to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code unless the Participant consents otherwise; (ii) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to section 409A of the Code or comply with the requirements of section 409A of the Code unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments pursuant to Section 15(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to section 409A of the Code to be subject thereto.

16.	TAX WITHHOLDING

(a) Whenever under this Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or Shares relating to an Award which was transferred by the Participant in accordance with this Plan.

(b) If any transfer described in Section 14 is made, or any election described in Section 17 is made, then the person making such transfer or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant.

17.	NOTIFICATION UNDER SECTION 83(B)

The Committee may, in the applicable Award Agreement, prohibit a Participant from making an election pursuant to section 83(b) of the Code. If the Committee has not prohibited a Participant from making such election, and the Participant does, in connection with the exercise of any Option, make an election permitted under section 83(b) of the Code, then that Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of section 83(b) of the Code.

18.	AMENDMENT OF THE PLAN AND AWARDS

(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that no such modification or amendment shall, without stockholder approval:

(i)	modify or amend Section 4 to increase the maximum number of Shares reserved for issuance in connection with Awards under this Plan or for certain types of Awards under this Plan, except as provided in Section 15;

(ii)	expand the types of Awards available to Participants under this Plan;

(iii)	delete or limit the provisions of Section 18(c) prohibiting the repricing of Options;

(iv)	modify or amend either Section 6(a) or Section 7(a) to reduce the minimum permitted Exercise Price for an Option;

(v)	modify or amend either Section 6(b) or Section 7(c) to increase the maximum term during which an Option may be exercised; or

(vi)	materially expand the provisions of this Plan governing grants of Incentive Stock Options except to the extent permitted by section 422 of the Code.

Failure to ratify or approve amendments or modifications by stockholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

(b) The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant and provided further that no such amendment shall reprice an outstanding Option except as permitted by Section 18(c).

(c) Repricing of Options shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its exercise price except as permitted by Section 15; (B) any other action that is treated as a repricing under generally accepted accounting principles; and (C) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash, or another Option, Stock Award or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 15. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

19.	FORFEITURE; CLAWBACK

The Committee may, in its sole discretion, specify in the applicable Award Agreement evidencing an Award that any realized gain with respect to Options and any realized value with respect to other Awards shall be subject to forfeiture or clawback, in the event of (i) a Participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Holding Company or any of its Affiliates or (ii) a financial restatement that reduces the amount payable with respect to the Award had the results been properly reported.

20.	EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately upon the affirmative vote of a majority of the votes cast at the Holding Company’s 2011 annual meeting of stockholders.

21.	TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate 10 years after the Effective Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s vested rights under a previously granted Award.

22.	APPLICABLE LAW

The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

23.	SECTION 409A

It is the intention of the Holding Company that no Award shall be “deferred compensation” subject to section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with section 409A of the Code.

APPENDIX B

OCEANFIRST FINANCIAL CORP.

2011 CASH INCENTIVE COMPENSATION PLAN

Section 1. Purpose.

The purpose of this OceanFirst Financial Corp. 2011 Cash Incentive Compensation Plan (the “Plan”) is to provide incentives for certain employees of OceanFirst Financial Corp. and its subsidiaries. The Plan is part of an overall compensation program that ties the achievement of annual strategic and operating goals with compensation.

Section 2. Definitions.

For the purposes of the Plan, the following terms shall have the meanings indicated:

“Award” means the payment of an award by the Committee to a Participant pursuant to Section 4.

“Applicable Period” means, with respect to any Performance Period, a period commencing on or before the first day of such Performance Period and ending no later than the earlier of (i) the 90th day of such Performance Period or (ii) the date on which 25% of such Performance Period has been completed. Any action required under the Plan to be taken within the period specified in the previous sentence may be taken at a later date with respect to Participants who are not Covered Officers and with respect to Covered Officers if permitted by Code section 162(m).

“Board” means the Board of Directors of the Company.

“Committee” means the Committee designated pursuant to Section 3. Unless otherwise determined by the Board, the Human Resources/Compensation Committee designated by the Board shall be the Committee under the Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Company” means OceanFirst Financial Corp., a Delaware corporation.

“Covered Officer” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Code section 162(m), as hereinafter defined; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

“Individual Award Opportunity” means the performance-based award opportunity for a Participant for a given Performance Period as specified by the Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of this Plan.

“Participant” means an employee of the Company or any subsidiary thereof selected by the Committee in accordance with Section 4(a) who receives an Individual Award Opportunity.

“Performance Period” means any fiscal year, or other performance period designated by the Committee over which any performance goals specified by the Committee are to be measured for the purpose of determining a Participant’s right to the payment of an Award.

Section 3. Administration.

(a) Committee. Subject to the authority and powers of the Board in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board consisting of two or more members of the Board each of whom is an “outside director” within the meaning of Code section 162(m). The Committee shall have authority to oversee and interpret the Plan, including without limitation to (i) designate performance metrics and other terms and conditions of Awards, as well as rules and regulations for carrying out the Plan, (ii) designate Participants and bonus pool award opportunities; and (iii) approve the calculation of bonus amounts earned for any Performance Period.

(b) Committee Determinations. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries, and stockholders.

Section 4. Eligibility for and Payment of Awards.

(a) Eligible Employees. Subject to the provisions of the Plan, within the Applicable Period, the Committee may identify employees of the Company or any of its subsidiaries who will be eligible to earn Awards under the Plan with respect to such year and determine the amount of the Individual Award Opportunities and the conditions under which they may be earned.

(b) Payment of Awards. Awards under the Plan shall be paid in cash, subject to applicable withholding taxes during the calendar year first beginning after the end of the Performance Period.

The Committee may require that a Participant must still be employed as of the end of the Performance Period and/or the date on which the bonus is paid, in order to be eligible for an award for such Performance Period and the Committee may adopt such forfeiture, proration or other rules as it deems appropriate, in its sole discretion, regarding the impact on an Award of a Participant’s termination of employment.

(c) Award Opportunities. During the Applicable Period, the Committee shall establish the Individual Award Opportunities for such Performance Period, which shall be based on achievement of stated target performance goals, and may be stated in dollars or on a formula basis.

(d) Awards to Covered Officers.

(i)	Notwithstanding the provisions of Sections 4(a), 4(b), and 4(c) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this Section 4(d). The maximum amount of any Awards that may be paid with respect to an individual Covered Officer during any single calendar year shall be $1,500,000.

(ii)	Any provision of the Plan to the contrary notwithstanding, no Covered Officer shall be entitled to any payment of an Award with respect to a Performance Period unless the members of the Committee shall have certified in accordance with Code section 162(m) the extent to which the applicable performance goals have been satisfied.

Section 5. Performance Goals.

For any given Performance Period, the Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if applicable). The performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

(i)	earnings per share (basic or diluted)*

(ii)	net income *

(iii)	return on average equity *

(iv)	return on average assets *

(v)	core earnings *

(vi)	stock price

(vii)	total shareholder return

(viii)	operating income

(ix)	operating efficiency ratio

(x)	net interest rate spread

(xi)	loan production volumes

(xii)	non-performing loans

(xiii)	regulatory capital ratios

(xiv)	cash flow

(xv)	deposit levels

(xvi)	customer satisfaction scores

(xvii)	stockholders’ equity (in the aggregate or on a per basis)

(xviii)	tangible stockholders’ equity (in the aggregate or on a per basis)

(xix)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures

(xx)	except in the case of a Covered Officer, any other performance criteria established by the Committee

(xxi)	any combination of (i) through (xx) above.

*	Performance goals indicated may be established on the basis of reported earnings or cash earnings.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies.

Section 6. General Provisions.

(a) Adjustments. If the performance criteria for any Performance Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such criteria and make payments accordingly under the Plan; provided, however, that no such adjustment shall cause an Award to a Covered Officer to fail to be “qualified performance-based compensation” within the meaning of Code section 162(m) and Treasury Regulation Section 1.162-27(e).

(b) Negative Discretion. In addition, the Committee (or in the case of Participants other than Covered Officers, its designees) may, in the exercise of their discretion, reduce or eliminate the amount of an Award to a Participant prior to payment thereof.

(c) Effective Date. The Plan shall be effective as of January 1, 2011, subject to approval by the shareholders of the Company during 2011.

(d) No Assignment. No portion of any Award under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

(e) Tax Requirements. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

(f) No Additional Participant Rights. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

(g) Liability. The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent accountants for the Company. No member of the Board or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(h) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

(i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New Jersey.

Section 7. Amendment and Termination of the Plan.

The Board may at any time terminate, in whole or in part, or from time to time amend the Plan. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 7. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company’s stockholders if required by and in accordance with Section 162(m).

Section 8. Re-approval by Shareholders.

Any material terms of the performance goals described in Section 5 shall be disclosed to and re-approved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

Section 9. Tax Compliance.

(a) Code Section 409A. The Company acknowledges that the payments promised to the Participants under this Plan must either comply with the requirements of Code section 409A and the regulations thereunder or qualify for an exception from compliance. To that end, the Company asserts that the each payment described in Section 4(b) of this Plan is intended to be a payment upon a specified time or fixed schedule pursuant to Code section 409A(a)(2)(A)(iv). In the case of a payment promised under this Plan that is not exempt from Code section 409A, and that is to be paid upon a “separation from service” (within the meaning of Treasury Regulation 1.409A-1(h)) to a Participant who is a “specified employee” within the meaning of Code section 409A at the time of such separation from service, such payment shall not be made prior to, and shall, if necessary, be deferred (with interest at the annual rate of 6%, compounded monthly from the date of separation from service to the date of actual payment) to and paid on the first day of the seventh month to begin after the separation from service and, if the Participant is a specified employee (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of his separation from service, the first day of the seventh month following the Participants separation from service. Furthermore, this Plan shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A. In any event, the Company makes no representations or warranty and will have no liability to any Participant or any other person, if any provisions or payments under this Plan are determined to constitute deferred compensation subject to Code section 409A but not to satisfy the conditions of that section.

(b) Code Section 162(m). It is the intention of the Company that all payments made under the Plan to Covered Officers shall fall within the “performance-based compensation” exception contained in Code section 162(m). Thus, unless the Board of Directors of the Company expressly determines otherwise, if any Plan provision is found not to be in compliance with such exception, that provision shall be deemed to be amended so that the provision does comply to the extent permitted by law, and in every event, the Plan shall be construed in favor of its meeting the “performance-based compensation” exception contained in Code section 162(m). Any amounts payable hereunder that would not be deductible on account of the limitations of Code section 162(m) shall be paid in the next following year in which the Company reasonably anticipates that the deduction of such payment would not be barred by the application of Code section 162(m).

Section 10. Forfeiture; Clawback

The Committee may, in its sole discretion, specify in an applicable Award Agreement that any amounts paid with respect to an applicable Award shall be subject to forfeiture or clawback, including without limitation, in the event of (i) a Participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or any of its Affiliates; or (ii) a financial restatement that reduces the amount payable with respect to the Award had the results been properly reported.

ANNUAL MEETING OF STOCKHOLDERS OF OCEANFIRST FINANCIAL CORP. May 5, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.oceanfirst.com. Please date, sign and mail your proxy card in the envelope provided as soon as possible . i Please detach along perforated line and mail in the envelope provided. i PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS SPECIFIED IN PROPOSAL 1. 1. Election of Directors ¨ FOR ALL NOMINEES ¨ WITHHOLDING AUTHORITY FOR ALL NOMINEES ¨ FOR ALL EXCEPT (See instructions below) NOMINEES: O Joseph J. Burke O Angelo Catania O John R. Garbarino THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3, 4 and 5. 2. The approval of the OceanFirst Financial Corp. 2011 Stock Incentive Plan. FOR ¨ AGAINST ¨ ABSTAIN ¨ 3. The approval of the OceanFirst Financial Corp. 2011 Cash Incentive Compensation Plan. FOR ¨ AGAINST ¨ ABSTAIN ¨ 4. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. FOR ¨ AGAINST ¨ ABSTAIN ¨ 5. Advisory vote on the compensation of our named executive officers. FOR ¨ AGAINST ¨ ABSTAIN ¨ THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF EVERY 3 YEARS ON PROPOSAL 6. 6. Advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers. Every: 1 year ¨ 2 years ¨ 3 years ¨ ABSTAIN ¨ The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 1, 2011. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here l: To change the address on your account, please check the box at right ¨ And indicate your new address in the address space above. I plan to attend the Meeting. ¨ Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OCEANFIRST FINANCIAL CORP. ANNUAL MEETING OF STOCKHOLDERS May 5, 2011 10:00 a.m. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints the Proxy Committee of the Board of OceanFirst Financial Corp. (the “Company”), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at The Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey on May 5, 2011, at 10:00 a.m. and at any and all adjournments thereof. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees as directors specified under Proposal 1, “FOR” Proposals 2, 3, 4 and 5, and for “every 3 years” on Proposal 6. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. (Continued and to be signed on the reverse side)